CEC ENTERTAINMENT, INC.
                               FRANCHISE AGREEMENT



                                  [CITY, STATE]



                            4441 West Airport Freeway
                                Irving, TX 75062



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                                TABLE OF CONTENTS


RECITALS.......................................................................1

1.   DEFINITIONS...............................................................1

2.   GRANT OF RIGHTS...........................................................5
     2.1      Grant............................................................5
     2.2      Exclusivity......................................................5
     2.3      Limitation of Rights.............................................6

3.   FEES AND CONTRIBUTIONS....................................................7
     3.1      Franchise Fee....................................................7
     3.2      Royalty Fees.....................................................7
     3.3      System Fund......................................................7
     3.4      Payments and Taxes...............................................7
     3.5      Overdue Payments.................................................8
     3.6      Franchisor's Lien................................................8
     3.7      Contribution Increases...........................................8

4.   SITE SELECTION............................................................8
     4.1      Criteria for Site Approval.......................................8
     4.2      Approval by Franchisor...........................................9
     4.3      Costs of On-Site Evaluation......................................9
     4.4      Executed Lease or Purchase Agreement.............................9
     4.5      Extensions.......................................................9
     4.6      Relocation.......................................................9

5.   CONSTRUCTION AND REFURBISHMENT...........................................10
     5.1      Pre-Construction/Refurbishment Approval Criteria................10
     5.2      Pre-Construction/Refurbishment Approval.........................11
     5.3      Commencement of Construction/Refurbishment and Extensions.......11
     5.4      Construction/Refurbishment......................................11
     5.5      Opening Assistance..............................................12
     5.6      Inspection......................................................12
     5.7      Continuing Statements...........................................12
     5.8      Installation of Animated Entertainment..........................12
     5.9      Approval for Opening............................................12


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6.   TRAINING.................................................................13
     6.1      Minimum Training................................................13
     6.2      Location and Expenses...........................................13
     6.3      Additional Training.............................................13

7.   OPERATION................................................................13
     7.1      General Manager and Technician..................................13
     7.2      Operational Policies............................................13
     7.3      Suppliers.......................................................15
     7.4      General Maintenance.............................................15
     7.5      Maintenance of Animated Entertainment...........................15
     7.6      Scheduled Refurbishment.........................................16
     7.7      Inspection......................................................16
              7.7.1    Testing................................................16
              7.7.2    Recommendations........................................16
              7.7.3    Failure to Correct Deficiencies........................17
     7.8      Accounting and Records..........................................17
              7.8.1    General Accounting Principles..........................17
              7.8.2    Accounting Statements..................................17
              7.8.3    Inspection of Accounting and Records...................17
              7.8.4    Records of Ownership Interests in Franchisee...........18
              7.8.5    Sales Records..........................................18
     7.9      Internet........................................................18
     7.10     Intranet........................................................19

8.   ADVERTISING..............................................................20
     8.1      General Requirements............................................20
     8.2      Pre-Approved Advertising........................................20
     8.3      New Advertising.................................................20
     8.4      Minimum Advertising Expenditures................................20
     8.5      System Fund.....................................................21
     8.6      Advertising Cooperative.........................................22

9.   REPRESENTATIONS AND WARRANTIES...........................................23
     9.1      Representations, Warranties and Covenants of Franchisee.........23
              9.1.1    Due Incorporation......................................23
              9.1.2    Authorization..........................................23
              9.1.3    Exclusivity............................................23
              9.1.4    Execution and Performance..............................23
              9.1.5    Corporate Documents....................................23
              9.1.6    Ownership Interests....................................23
              9.1.7    Stop Transfer Instructions.............................24
     9.2      Financial Statements............................................24
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     9.3      Franchisee's Principals.........................................24
     9.4      Guarantee.......................................................24
     9.5      Non-Competition During Term of Agreement........................25
     9.6      Non-Competition after Termination or Non-Renewal of Agreement...25
     9.7      Independent Covenants...........................................25
     9.8      Additional Covenants............................................26
     9.9      Guaranty........................................................26
     9.10     Rights and Limitations to use Animated Entertainment............26
     9.11     Non-Liability...................................................27
     9.12     Performance by Franchisor.......................................27
     9.13     Licensing of Musical Compositions...............................27

10.  PROPRIETARY RIGHTS AND INFORMATION.......................................27
     10.1     Confidential Information........................................27
              10.1.1   Confidentiality Agreements.............................28
              10.1.2   Improvements...........................................28
     10.2     Proprietary Marks...............................................28
     10.3     Copyrights......................................................29

11.  TRANSFER OF INTEREST.....................................................30
     11.1     Transfer by Franchisor..........................................30
     11.2     Transfer by Franchisee..........................................30
              11.2.1   General Requisites.....................................30
              11.2.2   Right of First Refusal.................................31
              11.2.3   Death or Disability....................................33
              11.2.4   Public Offerings.......................................33

12.  INSURANCE AND INDEMNITY..................................................34
     12.1     Insurance.......................................................34
     12.2     Indemnities.....................................................35
              12.2.1   Indemnification........................................35
              12.2.2   Notice and Counsel.....................................35
              12.2.3   Settlement and Remedial Actions........................36
              12.2.4   Expenses...............................................36
              12.2.5   Third Party Recovery...................................36
              12.2.6   Survival...............................................36

13.  TERM, RENEWAL AND TERMINATION............................................36
     13.1     Term............................................................36
     13.2     Renewal.........................................................36
     13.3     Termination.....................................................37

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              13.3.1   Automatic Termination..................................37
              13.3.2   Termination upon Notice................................38
              13.3.3   Termination with Ten Day Notice........................40
              13.3.4   Termination with Thirty Day Notice.....................40
     13.4     Obligations upon Termination or Expiration......................40

14.  REMEDIES.................................................................44
     14.1    Remedies.........................................................44
              14.1.1   Cure...................................................44
              14.1.2   Specific Enforcement...................................44

15.  DISPUTE RESOLUTION.......................................................44
     15.1     Mediation.......................................................44
     15.2     Applicable Law..................................................44
     15.3     Jurisdiction and Venue..........................................45
     15.4     Mutual Benefit..................................................45

16.  MISCELLANEOUS............................................................45
     16.1     Independent Contractors.........................................45
     16.2     Entire Agreement................................................45
     16.3     Judgment; Discretion............................................46
     16.4     No Waiver.......................................................46
     16.5     Severability....................................................46
     16.6     Notice..........................................................47
     16.7     Counterparts....................................................47
     16.8     Headings........................................................47
     16.9     Further Assurances..............................................47
     16.10    Compliance with Laws............................................47

17.  ACKNOWLEDGMENTS..........................................................48
     17.1     Independent Investigation.......................................48
     17.2     Opportunity to Assess Risks.....................................48
     17.3     Receipt of Disclosure Document..................................48
     17.4     No Extraneous Promises..........................................48
     17.5     No Extraneous Inducements.......................................48
     17.6     Commercial Relationship.........................................49
     17.7     Compliance with Anti-Corruption and Anti-Money Laundering Laws..49
     17.8     No Claims.......................................................49


SCHEDULE 1.14    STATEMENT OF OWNERSHIP INTERESTSAND FRANCHISEE'S PRINCIPALS..52

ATTACHMENT A     AGREEMENT AND GUARANTY OFFRANCHISEE'S PRINCIPALS............A-1
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ATTACHMENT B     GENERAL RELEASE.............................................B-1

ATTACHMENT C     LEASE RIDER.................................................C-1

ATTACHMENT D     ADVERTISING COOPERATIVE AGREEMENT...........................D-1

ATTACHMENT E     EMPLOYEE'S CONFIDENTIALITY AND NON-COMPETITION AGREEMENT....E-1

ATTACHMENT F     RENEWAL AMENDMENT TO FRANCHISE AGREEMENT....................F-1



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                             CEC ENTERTAINMENT, INC.
                               FRANCHISE AGREEMENT

     This Franchise Agreement is executed and entered into this ___ of _________, 20__, by and between CEC Entertainment, Inc., a Kansas corporation (as Franchisor), and ____________, a ________ corporation (as Franchisee).

                                    RECITALS

     1. Franchisor has developed and is the owner of the System;

     2. Franchisor has developed and is the owner of, or licensee with rights to sublicense, certain Animated Entertainment and Proprietary Marks which are utilized in connection with and identify the System; and

     3. Franchisee desires to obtain from Franchisor and Franchisor desires to grant to Franchisee certain rights to use the System, the Animated Entertainment and the Proprietary Marks to develop and establish the Franchised Restaurant at the Site.

     NOW  THEREFORE,   Franchisor  and  Franchisee  in   consideration   of  the
undertakings and commitments set forth herein, agree as follows:

1.   DEFINITIONS

     As used in this Agreement and the above Recitals, the following capitalized terms shall have the meanings attributed to them in this Section:

     1.1 "Action" means any cause of action, suit, proceeding, claim, demand, investigation or inquiry (whether a formal proceeding or otherwise) with respect to which Franchisee's indemnity applies.

     1.2  "Advertising  Cooperative"  means  a  group  of  two  or  more  System
Restaurants,   as  determined  by  Franchisor,   for  the  purpose  of  funding,
administering and developing regional advertising and promotion. programs.

     1.3 "Agreement" means this franchise agreement and all attachments.

     1.4 "Animated Entertainment" means the computer hardware and software, artistic designs, scripts and musical scores, staging and lighting techniques and configurations, plans, manuals and specifications, manufacturing know-how and other intellectual property relating to video display, audio or other entertainment and to computer controlled three dimensional animated characters, including present and future improvements, patents, trademarks, copyrights and other intellectual and artistic property.


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     1.5 "Association" means the International Association of CEC Entertainment,
Inc. which, as of the date of this Agreement, serves as Franchisor's designee to administer the System Fund, in accordance with the Association's bylaws and this Agreement and to which Franchisee will have the right to be a member so long as Franchisee is in compliance with this Agreement and the Association's bylaws.

     1.6 "Change in Control" means a Transfer of an Equity Interest in Franchisee which, directly, indirectly, or combined with prior Transfers, causes a change in the number of Persons which can vote more than fifty percent (50%) of the total Equity Interest in Franchisee.

     1.7 "Competing Business" means a business which operates a restaurant or food service outlet in combination with family entertainment, including without limitation, live entertainment and entertainment in the form of video games, video displays or computer controlled animated characters.

     1.8 "Confidential Information" means the terms of this Agreement and Attachments and any amendments hereto, the components of the System, the Animated Entertainment, the Operational Policies, manuals, written directives and all drawings, equipment, recipes, and all other information know-how, techniques, materials and data imparted or made available by Franchisor to Franchisee which is (I) designated as confidential, (ii) known by Franchisee to be considered confidential by Franchisor, or (iii) by its nature inherently or reasonably to be considered confidential.

     1.9 "Designated Market Area" means the geographic area which includes the Protected Territory as defined by Nielson Media Research, Inc. or a successor organization designated by Franchisor.

     1.10 "Equity Interest" means a direct or indirect ownership interest in the capital stock of, partnership or membership interest in, or other equity or ownership interest in (including the right to vote) any type of legal entity.

     1.11 "Execution Date" means the date upon which the Agreement is deemed duly executed and entered into by Franchisee and Franchisor, as indicated on the first page of the Agreement.

     1.12 "Force Majeure" means acts of God (such as tornadoes, hurricanes, floods, fire or other natural catastrophe); strikes, lockouts or other industrial disturbances; war, riot, or other civil disturbance; epidemics; acts of governments, such as the exercise of eminent domain rights and condemnation (if caused by reasons beyond Franchisee's control); or other forces beyond Franchisee's reasonable control.

     1.13 "Franchisee" means ____________.





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     1.14 "Franchisee's  Principals" means Franchisee's spouse, if Franchisee is an individual, all officers and directors of Franchisee and all holders of an Equity Interest in Franchisee and of any entity directly or indirectly controlling Franchisee, all as listed on Schedule 1.14 attached hereto.

     1.15 "Franchised Restaurant" means the family-oriented pizza restaurant that is established and operated by Franchisee utilizing the System, the Proprietary Marks and the Animated Entertainment in accordance with the terms and conditions of this Agreement.

     1.16 "Franchisor" means CEC Entertainment, Inc. or any person or legal entity to which CEC Entertainment, Inc. assigns or otherwise transfers its rights and obligations contained in this Agreement.

     1.17 "Gross Sales" means the total of all sales related to or arising from the operation of the Franchised Restaurant including, without limitation, all monies and receipts from the sale of all beverages, food, merchandise and the operation of rides, amusement games and other attractions in the Franchised Restaurant, as well as all revenue from the sale of tokens, whether for cash or credit and regardless of collection, less applicable sales taxes Franchisee collects and remits, and valid coupon credits and employee discounts deducted from revenues initially recorded as Gross Sales, but without deduction of any other costs or expenses whatsoever.

     1.18 "Indemnitees" means any designee(s) of Franchisor which administer the System Fund, Franchisor and its subsidiaries and affiliates and their respective directors, officers, employees, shareholders, affiliates, successors and assigns.

     1.19 "Internet" means collectively the myriad of computer and telecommunications facilities, including equipment and software, which comprise the interconnected worldwide network of networks that employ the TCP/IP (Transmission Control Protocol/Internet Protocol), or any predecessor or successor protocols to such protocol, to communicate information of all kinds by fiber optics, wire, radio, or other methods of electronic transmission.

     1.20 "Intranet" means an intranet, extranet or other communications network between and among Franchisor and Franchisee that its accessed by the Internet.

     1.21 "Losses and Expenses" means all losses, compensatory, exemplary or punitive damages, fines, penalties, charges, costs, expenses, lost profits, assessments and fees (including reasonable attorneys', experts', accountants' and consultants' fees); interest, court costs, settlement or judgment amounts, compensation for damages to Franchisor's reputation and goodwill, costs of or resulting from delays, financing costs, costs of advertising material and media time/space, and costs of changing, substituting or replacing the same, and any and all expenses of recall, refunds, compensation, public notices and other similar amounts incurred, charged against or suffered by the Indemnitees in connection with any Action.




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     1.22 "Minority Interest" means an Equity Interest of less than five percent
(5%) of the capital stock of, partnership interest in, or other Equity Interest in (including the right to vote) any type of legal entity.

     1.23 "Operational," used in reference to the Franchised Restaurant, means that the Franchised Restaurant is fully constructed and finished out as approved by Franchisor and is legally permitted to render its services to, and is open to, the general public pursuant to this Agreement.

     1.24 "Operational Policies" means the written standards, procedures, rules, regulations, and policies for the operation of a Franchised Restaurant pursuant to the System, as issued from time to time by Franchisor, a copy of which will be provided upon the execution of this Agreement.

     1.25 "Person" means an individual, corporation, limited liability company, partnership, association, joint stock company, trust or trustee thereof, estate or executor thereof, unincorporated organization or joint venture, court or governmental unit or any agency or subdivision thereof, or any other legally recognizable entity.

     1.26 "Proprietary Marks" means the trademarks, trade names, service marks, logos, emblems and other indicia of origin as designated from time to time by Franchisor, which may be owned by Franchisor or licensed to Franchisor with sublicensing rights, including, but not limited to, the marks "Chuck E. Cheese" and "Chuck E. Cheese's."

     1.27 "Protected Territory" means the area within a ____ (__) mile radius of the Franchised Restaurant.

     1.28 "Site" means the location for the establishment and operation of the Franchised Restaurant which is approved as per Section 4.2 of this Agreement.

     1.29 "Site Selection Territory" means ________, ________.

     1.30 "Sky Tubes" means components configured to create sequences of group/social and independent play, using tubes, windows, entries, climbs, crawls, play stations, passageways, and slides.



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     1.31  "System"  means  the  distinctive   system  developed  and  owned  by
Franchisor for the establishment, development, and operation of family-oriented pizza restaurants, the distinguishing characteristics of which include without limitation, Animated Entertainment, Sky Tubes, separate areas with a variety of rides, amusement games and other attractions, characteristic decorations, furnishings and materials, specially-designed equipment and equipment layouts, trade secret food products and other special recipes, menus and food and beverage designations, food and beverage preparation and service procedures and techniques, operating procedures for sanitation and maintenance, methods and techniques for inventory and cost controls, record keeping and reporting, personnel training and management, and advertising and promotional programs, and Operational Policies, all of which may be changed, improved or further developed by Franchisor from time to time.

     1.32 "System Fund" means collectively, the three (3) funds currently identified as follows:

          (a) the "Advertising Fund" (for the maintenance, administration, direction, preparation, purchasing and placement of advertising for the System, Proprietary Marks and Animated Entertainment),

          (b) the "Entertainment Fund" (for the purchase, lease, shipping and installation of software programs and for the costs related to the production of show tapes, videos and other audio, video and software components of the Animated Entertainment, including licensing rights to certain music, and video, and the design, testing and implementation of new entertainment concepts which may or may not be directly related to the Animated Entertainment, as more fully described in Sections 3.3 and 8.5), and

          (c) the "Media Fund" (for purchasing national network television advertising), established for the purposes described above, as well as any other objective which Franchisor designates in writing for the purpose of furthering the System, the Proprietary Marks, the Animated Entertainment or the sales of System Restaurants generally, to which Franchisee will contribute a stated percentage of Gross Sales on a monthly basis.

     1.33 "System Restaurant" means a family-oriented pizza restaurant that is established and operated utilizing the System, the Proprietary Marks and the Animated Entertainment either in accordance with the terms and conditions of a franchise agreement or by Franchisor.

     1.34 "Transfer" means the sale, assignment, conveyance, pledge, gift, mortgage or other encumbrance, whether direct or indirect, in whole or in part, or in one or a series of related transactions or occurrences, of (i) this Agreement or of any or all rights or obligations of herein, (ii) any Equity Interest in Franchisee, or (iii) any assets of Franchisee beyond transfers necessary in the ordinary course of business.

2.   GRANT OF RIGHTS

     2.1 Grant. Subject to the terms, conditions and limitations of this Agreement, Franchisor hereby grants to Franchisee the right, and Franchisee undertakes the obligation, to establish and operate the Franchised Restaurant at a duly approved Site in the Protected Territory. Franchisee's use of the Proprietary Marks or any element of the System in the operation of a business at any other location or in any other channel of distribution without Franchisor's express written authorization will constitute willful infringement of Franchisor's rights in the Proprietary Marks and System.

     2.2 Exclusivity. For so long as Franchisee is in full compliance with this Agreement, Franchisor will not, without Franchisee's prior written consent, establish or operate, or license anyone other than Franchisee to establish or operate, a System Restaurant which is physically located in the Protected Territory during the term of this Agreement.

     2.3 Limitation of Rights. Franchisor retains all rights not expressly granted hereunder. Franchisor, its affiliates, and their respective franchisees and licensees may, among other things, operate other types of facilities besides System Restaurants in the Protected Territory, including facilities that are identified by some or all of the Proprietary Marks. The license granted by this Agreement is only for the operation of a single System Restaurant at the approved Site. Franchisor therefore may (or may authorize a third party to) conduct, among other things, the following activities:

          (a) Advertise and promote sales of or by System Restaurants, at any location, including within the Protected Territory;

          (b) Offer and sell collateral and ancillary products and services, such as pre-packaged food products, toys, games, clothing, and memorabilia, in the Protected Territory under the Proprietary Marks, even though those products and services may be similar to items offered by the Franchised Restaurant;

          (c) Offer and sell any products and services (regardless of similarity to products and services sold in the Franchised Restaurant) under any names and marks other than the Proprietary Marks, at any location, including within the Protected Territory;

          (d) Establish and operate a System Restaurant anywhere outside of the Protected Territory, regardless of proximity or financial impact to the Franchised Restaurant;

          (e) Establish and operate a non-System Restaurant anywhere inside or outside of the Protected Territory, regardless of proximity or financial impact to the Franchised Restaurant; and

          (f) Operate one or more sites on the World Wide Web portion of the Internet that advertise System Restaurants, allow customers and potential customers to make reservations at System Restaurants (including the Franchised Restaurant), sell any product or service including pre-packaged food products, games, toys, clothing or memorabilia, or permit other activities (whether or not similar), even though the Web site is accessible to or viewable by persons in the Protected Territory.

     Franchisee shall have no right under this Agreement to sub-license others to use or grant any rights in the Proprietary Marks, the Animated Entertainment or the System.

3.   FEES AND CONTRIBUTIONS

     3.1 Franchise Fee. Prior to or upon the execution of this Agreement, Franchisee shall deliver to Franchisor a franchise fee of Fifty Thousand and no/100 Dollars ($50,000.00) in readily available funds ("Franchise Fee"). The Franchise Fee will be fully earned by Franchisor and non-refundable upon receipt, in consideration for, among other things, Franchisor's administrative expenses and lost or deferred opportunities in entering into this Agreement.

     3.2 Royalty Fees. Beginning the calendar month in which the Franchised Restaurant is Operational, on or before the fifteenth (15th) day of each calendar month thereafter, Franchisee agrees to pay a continuing monthly royalty fee equal to 3.8% of the Gross Sales for the immediately preceding calendar month, subject to the immediately following sentence. During the term of this Agreement, Franchisor shall have the right, at its option, upon ninety (90) days' prior notice to Franchisee, to increase the royalty fee to an amount not to exceed five percent (5%) of the Gross Sales of the Franchised Restaurant. In such event, Franchisee shall commence payment of the increased royalty fee in the month immediately following the expiration on the ninety (90) day period.

     3.3 System Fund. Beginning the calendar month in which the Franchised Restaurant is Operational, on or before the fifteenth (15th) day of each calendar month thereafter, Franchisee agrees to pay to the System Fund a continuing monthly amount designated by Franchisor, but in no event more than three and one-tenth percent (3.1%) of Gross Sales, except as described in
Section 3.7 and 8.5(f) (amounting to .2% of Gross Sales currently allocated to the Entertainment Fund, .4% of Gross Sales currently allocated to the Advertising Fund and 2.5% of Gross Sales currently allocated to the Media Fund). The portion of the System Fund payment allocated to the Media Fund may be withdrawn upon (1) the unilateral election of Franchisor or (2) the vote of System franchisees in good standing under their respective franchise agreements, with thirty (30) days advance notice of such vote, one vote per franchised restaurant location and a simple majority of restaurants voting in favor of withdrawal; provided however, that if such vote or election shall be taken on or before March 1 of any calendar year, it shall first become effective on September 1 of the same year, and if such vote or election shall have been taken after March 1 of any calendar year, it shall first become effective September 1 of the following calendar year. Not less than six (6) months following any such withdrawal, such payment may be reinstated, upon the unilateral election by Franchisor or by vote in favor of reinstatement in accordance with the procedure described in this Section.

     3.4 Payments and Taxes. All franchise and royalty fees shall be paid directly to Franchisor or its designee. All payments and contributions shall be in United States dollars and will be made free and clear of any tax, deduction, offset or withholding of any kind. All taxes and penalties on any payment made by Franchisee pursuant to this Agreement now or in the future will be fully borne by Franchisee. In the event of any bona fide dispute as to liability for taxes assessed or other indebtedness, Franchisee may contest the validity or the amount of the tax or indebtedness in accordance with procedures of the taxing authority or applicable law; however, in no event shall Franchisee permit a tax sale or seizure by levy of execution or similar writ or warrant, or attachment by a creditor, to occur against the premises of the Franchised Restaurant or any improvements thereon.

     3.5 Overdue Payments. Any payment not actually received by Franchisor or its designee when due shall accrue late charges equal to one and one-half percent (1.5%) per month or the maximum rate permitted by law, whichever is less, from the date it was due until paid. Such interest charges will be in addition to any other remedies that may be available to Franchisor.

     3.6 Franchisor's Lien. The obligations to make monthly payments required in this Section 3 shall give rise to and remain, until paid in full, a lien in favor of Franchisor against any and all of the personal property, machinery, fixtures, equipment and inventory owned by Franchisee at the Franchised Restaurant, and against the proceeds and replacements thereof. Franchisee hereby irrevocably appoints Franchisor as its attorney-in-fact (surviving any termination or expiration hereof) to execute and file in the name of Franchisee as debtor such instruments, including Uniform Commercial Code financing statements, as may be required by Franchisor from time to time to evidence such lien. Franchisee shall, immediately upon Franchisor's request, execute such documents as Franchisor may, from time to time, deem necessary to effectuate the above.

     3.7 Contribution Increases. The monthly contribution to the System Fund shall be subject at any time to increase upon a majority vote cast by all System franchisees in good standing under their franchise agreements (e.g., not subject to a pending default notice from Franchisor). Each franchisee shall be provided thirty (30) days advance notice and opportunity to vote on the proposed increase and shall be entitled to one (1) vote per System Restaurant in operation, and a majority vote required for any increase shall be a majority of all restaurants represented by the votes cast. Franchisor shall provide written notice to Franchisee at least sixty (60) days prior to the effective date of any increase so approved by such majority vote.

4.   SITE SELECTION

     4.1 Criteria for Site Approval. Franchisee agrees that prior to or within one hundred and twenty (120) days after the execution of this Agreement, it will locate and obtain the approval of Franchisor for a Site within the Site Selection Territory for the establishment and operation of the Franchised Restaurant.

     Franchisee must submit to Franchisor:

          (a) a completed site review form designated by Franchisor, which will include, among other things, demographic information, a site plan, and traffic-related information;

          (b) if the premises for the proposed Site are to be leased, satisfactory evidence that the lessor will agree to the minimum requirements contained in the Lease Rider to be executed between Franchisor, Franchisee and the lessor attached hereto as Attachment C; and

          (c) any other information or materials as Franchisor reasonably requires, such as a letter of intent or other document which confirms Franchisee's favorable prospects for obtaining the proposed Site.

     4.2 Approval by Franchisor. Upon receipt of all requested documentation as required in Section 4.1, Franchisor will notify Franchisee of its approval or disapproval in writing within a period of thirty (30) days. Franchisor shall act in a commercially reasonable manner when approving or disapproving any proposed Site. However, Franchisee agrees that Franchisor will have absolute discretion in approving any proposed Site and Franchisee agrees to accept any of Franchisor's decisions as final. Franchisee hereby acknowledges and agrees that Franchisor's approval of a site does not constitute an assurance, representation or warranty of any kind, express or implied, as to the suitability of the Site for the Franchised Restaurant or for any other purpose or of the financial success of operating the Franchised Restaurant at such Site.

     4.3 Costs of On-Site Evaluation. If Franchisor deems necessary, Franchisor will undertake one (1) on-site evaluation of a proposed Site free of charge. For all subsequent on-site evaluations requested by Franchisee or required by Franchisor, Franchisee agrees to reimburse Franchisor for its reasonable expenses, including, without limitation, travel expenses, and a per diem charge for room and board.

     4.4 Executed Lease or Purchase Agreement. Franchisee shall execute a lease for the premises, or shall enter into a binding commitment to purchase such premises, within sixty (60) days after receipt of site approval from Franchisor. Franchisee will provide Franchisor with a fully executed copy of the lease or purchase agreement with respect to the approved Site within ten (10) days after execution thereof.

     4.5 Extensions. Upon Franchisee's written request, Franchisor, at its sole discretion and without obligation, may grant a written extension or extensions to the period for approval of a proposed Site. In the event Franchisor grants such extension, Franchisee agrees to pay the Franchisor a non-refundable extension fee of Two-thousand Five Hundred and no/100 Dollars ($2,500.00) for every thirty (30) day period of the agreed extension.

     4.6 Relocation. Once the Franchised Restaurant is established at the proposed Site in accordance with this Agreement, Franchisee shall not relocate the Franchise Restaurant without the prior written consent of Franchisor. Franchisor will not unreasonably withhold its consent of such relocation and may require, among other things, that: (i) Franchisee has provided Franchisor with at least ninety (90) days prior written notice of its intent to relocate; (ii) Franchisee is not in default under this Agreement and all of Franchisee's accrued monetary obligations to Franchisor have been satisfied; (iii) Franchisee has paid a relocation fee in an amount equal to fifty (50%) of the then-current initial Franchise Fee for a new franchisee; (iv) the new location is within the Protected Territory; (v) Franchisee agrees to execute the then-current form of franchise agreement, which agreement may contain materially different terms from this Agreement, including, without limitation, higher royalty fees, contributions, System assessments and a different Protected Territory, for a term equal to the unexpired portion of the initial term, and all unexpired renewal terms hereunder and any other ancillary agreements as Franchisor may require; provided, however, that Franchisee shall not be required to pay the initial franchise fee contained in Franchisor's then-current form of franchise agreement; and (vi) Franchisee has made provisions acceptable to Franchisor for the removal of all signs and other materials containing Proprietary Marks from the existing site. Franchisee will receive written notification of Franchisor's decision regarding relocation of the Franchised Restaurant. Upon approval by Franchisor, Franchisee must relocate the Franchised Restaurant within one hundred and eighty (180) days.

5.   CONSTRUCTION AND REFURBISHMENT

     5.1 Pre-Construction/Refurbishment Approval Criteria. Prior to commencing any construction/refurbishment on the Site, Franchisee, at its own cost, shall submit to Franchisor for its prior written approval:

          (a) Complete plans and specifications for the Franchised Restaurant in accordance with local or state laws, regulations or ordinances, and which conform to Franchisor's general design and specifications. Once approved by Franchisor pursuant to Section 5.2 below, such plans and specifications shall not be modified without the prior written consent of Franchisor;

          (b) A statement in the form prescribed by Franchisor and signed by Franchisee, certifying that Franchisee has:

               i. complied with all local or state laws, regulations or ordinances in preparing its plans and specifications;

               ii. employed a qualified architect or engineer, approved by Franchisor, to prepare construction/refurbishment documents and supervise the construction/refurbishment of the Franchised Restaurant and completion of all improvements (such statement shall also identify the architect or engineer and describe his or her qualifications in detail);

               iii. obtained all such permits and certifications required for lawful construction/refurbishment and operation of the Franchised Restaurant, including, without limitation, zoning, access, sign and fire requirements; and

               iv. obtained required licenses to sell beer and/or wine, unless otherwise prohibited by law, and to operate rides, amusement games and other attractions as required herein.

          (c) A construction/refurbishment schedule acceptable to Franchisor.

     5.2 Pre-Construction/Refurbishment Approval. Upon receipt of the above documents, Franchisor will notify Franchisee of its approval or disapproval in writing within a period of twenty-one (21) days. Given that the construction/refurbishment and appearance of the Franchised Restaurant is critical to the continued success and viability of the System, Franchisee agrees that Franchisor will have absolute discretion in making such decision and Franchisee agrees to accept any of Franchisor's decisions as final.

     5.3 Commencement of Construction/Refurbishment and Extensions. Once the pre-construction/refurbishment approval has been obtained and, for construction; within six (6) months after the date of execution of this Agreement, Franchisee will commence construction and provide Franchisor with written notice of such commencement within ten (10) days of such commencement of construction/refurbishment.

     Upon Franchisee's written request, Franchisor, at its sole discretion and without obligation, may grant to Franchisee written extensions of this six
(6)-month period for construction and not refurbishment, with the understanding that, if granted, Franchisee shall pay to Franchisor a non-refundable extension fee of Two-Thousand Five Hundred and no/100 Dollars ($2,500.00) for each thirty
(30) day period of extension.

     5.4 Construction/Refurbishment. Franchisee shall complete construction/refurbishment, including, as applicable, all exterior and interior carpentry, electrical, painting and finishing work, and installation of all fixtures, equipment and signs, in accordance with the plans and specifications for the approved Site within:

          (a) six (6) months after commencement of construction/refurbishment, for refurbishment and construction, if construction is a space conversion of existing premises, or

          (b) nine (9) months after commencement of construction, if the construction is the erection of a free-standing building.

     Franchisor may, at its sole discretion, provide up to two (2) on-site construction/ refurbishment visits to verify compliance with its standards. Franchisee shall fully cooperate with Franchisor and provide Franchisor and its representatives with full access to the Site in connection therewith.

     Upon Franchisee's written request, Franchisor, at its sole discretion and without obligation, may grant to Franchisee written extensions of the above-described periods for construction and not refurbishment, with the understanding that, if granted, Franchisee shall pay to Franchisor a non-refundable extension fee of Two-Thousand Five Hundred and no/100 Dollars ($2,500.00) for each thirty (30) day period of extension.

     5.5 Opening Assistance. Franchisor shall provide one (1) representative to provide such on-site opening assistance and supervision as Franchisor deems necessary for a period of seven (7) to ten (10) days, at no charge to Franchisee. If Franchisor determines, in its sole discretion, that Franchisee requires any additional opening assistance or if Franchisee requests such assistance, Franchisor reserves the right to charge an additional fee for such assistance, in addition to obtaining reimbursement for related travel, meals and lodging expenses.

     5.6 Inspection. Franchisee agrees that Franchisor and its agents shall have the right to inspect the construction/refurbishment at all reasonable times. Franchisee shall cooperate fully with Franchisor and provide Franchisor and its representatives with full access to the Site in connection therewith.

     5.7 Continuing Statements. Beginning with the calendar month after the pre-construction/refurbishment approval issued by Franchisor and each calendar month thereafter until one (1) calendar month after the construction/refurbishment is completed, Franchisee shall provide Franchisor, on or before the first Monday of each such month, with a statement in the form prescribed by Franchisor and signed by Franchisee, certifying Franchisee's continued compliance with and maintenance of the requirements of Section 5.1
(b).

     5.8 Installation of Animated Entertainment. No later than one hundred fifty
(150) days prior to the anticipated date of completion of construction/refurbishment of the Franchised Restaurant, Franchisee shall, if applicable, order the Animated Entertainment and related components specified by Franchisor from the supplier or suppliers designated by Franchisor and shall provide to Franchisor such evidence thereof as Franchisor requests. All payment terms for the Animated Entertainment shall be agreed to between Franchisee and respective suppliers.

     Franchisor shall not have any liability to Franchisee for delivery or the condition of the Animated Entertainment ordered from the supplier or suppliers designated by Franchisor.

     After  delivery  of  the  Animated   Entertainment   and   preparation  for
installation of the Animated Entertainment by Franchisee, Franchisor will provide a technician to install the Animated Entertainment. If the technician is required for more than five (5) working days, then for such time period in excess of five (5) working days (excluding travel), the Franchisee will pay Franchisor a fee of Three Hundred and no/100 Dollars ($300.00) per day and shall reimburse Franchisor for additional actual air travel expenses and a per diem charge for room and board. Franchisor and Franchisee shall agree upon the dates for installation; provided, however, Franchisee shall request the services of the technician in writing, to Franchisor, at least sixty (60) days in advance of the requested installation dates.

     5.9 Approval for Opening. Once construction/refurbishment is completed and within five (5) days after obtaining Franchisor's written approval for opening/reopening, Franchisee shall open/reopen the Franchised Restaurant to the public. Franchisee shall not open/reopen the Franchised Restaurant to the public unless Franchisor has granted its written approval to do so.

6.   TRAINING

     6.1 Minimum Training. Prior to rendering their services to the Franchised Restaurant, both the general manager and technician described in Section 7.1 and any replacements or successors thereto shall attend and complete, to Franchisor's satisfaction, initial training conducted by Franchisor. As part of this initial training, Franchisor shall provide Franchisee with a copy of the Operational Policies, which must be returned to Franchisor upon termination of this Agreement.

     6.2 Location and Expenses. Franchisor will not charge Franchisee any fee for the training of Franchisee's first general manager and technician. Franchisor reserves the right to charge a reasonable fee to Franchisee for any additional required or optional training and training for subsequent general managers, managers and technicians. All training shall be provided at such location as Franchisor may designate and Franchisee shall be responsible for Franchisee's employees' travel expenses and room, board and wages during such training.

     6.3 Additional Training. Franchisor may periodically make other mandatory or optional training available to Franchisee's employees as well as other programs, seminars and materials, and Franchisee shall ensure that all employees, as Franchisor may direct, satisfactorily complete any required training within the time specified.

7.   OPERATION

     7.1 General Manager and Technician. Franchisee shall at all times employ at least one fully-trained general manager and one fully-trained technician for the maintenance of the Animated Entertainment for the Franchised Restaurant, who shall devote their full time to the Franchised Restaurant.

     7.2 Operational Policies. The Operational Policies shall at all times (i) be kept in a secure place on the premises of the Franchised Restaurant, and (ii) remain the sole property of Franchisor. Franchisee and Franchisee's Principals shall at all times ensure that Franchisee's copy of the Operational Policies is kept current and up-to-date, and in the event of any dispute as to the contents of the Operational Policies, the terms of the version of the Operational Policies maintained by Franchisor at Franchisor's home office shall be controlling. Franchisee acknowledges that every detail of the Franchised Restaurant is important to Franchisee, Franchisor and other franchisees in order to develop and maintain the high standards and public image of the System, to increase the demand for the products and services sold by all System Restaurants, and to protect Franchisor's reputation and goodwill. As such, Franchisee agrees to:

          (a)  Operate  the  Franchised   Restaurant  in  accordance   with  the
     Operational Policies to ensure that the highest degree of quality and service is uniformly maintained. If amended or modified by Franchisor, Franchisee agrees that it will fully implement Franchisor's amended Operational Policies, within a period of time prescribed by Franchisor, but in no event to exceed three (3) months after receipt of notice of such amendment or modification;

          (b) Devote the requisite time, energy and best efforts to the management and operation of the Franchised Restaurant;

          (c) Use, prepare, maintain in sufficient supply and offer for sale all and only such products, materials, ingredients, supplies and paper goods as conform with Franchisor's standards and specifications;

          (d) Sell or offer for sale all and only such services, products and menu items as meet Franchisor's uniform standards of quality and quantity, as have been expressly approved for sale in writing by Franchisor, and as have been prepared in accordance with Franchisor's methods and techniques. You must refrain from any deviation from our standards and specifications for serving or selling the above without our prior written consent and must discontinue selling and offering for sale any such items as we may in our sole discretion, disapprove at any time;

          (e) Use at the Franchised Restaurant only such menus and animated character costumes which comply with the style, pattern and design prescribed by Franchisor;

          (f) Purchase and install, at Franchisee's expense, all fixtures, furnishings, signs, and equipment (including, without limitation, video display software which must be updated from time to time, point-of-sale computer hardware and software control systems, and a telephone modem) as Franchisor may reasonably direct from time to time in the Operational Policies or otherwise in writing;

          (g) Employ security officers, if necessary, for secure operation of the Franchised Restaurant;

          (h) Employ at least the minimum number of other employees as may be prescribed by Franchisor and to comply with all applicable federal, state and local laws, rules and regulations with respect to such employees;

          (i) Cause all employees to wear uniforms of the color, style and design prescribed by Franchisor;

          (j) Make daily and regular use of a Chuck E. Cheese walk-around character costume and all other animated character costumes designated by Franchisor and to maintain such costumes in good condition, as provided in the Operational Policies;

          (k) Use the Site only for the operation of the Franchised Restaurant as well as keep and maintain the Franchised Restaurant open and Operational for the minimum number of hours and days as reasonably required by Franchisor;

          (l) Meet and maintain the highest governmental standards and ratings applicable to the operation of the Franchised Restaurant (including health, alcohol and gaming) and immediately advise Franchisor in writing of any operational license (including health, alcohol and gaming) standard violations applicable to the operation of the Franchised Restaurant; and

          (m) Purchase or lease and maintain the minimum number and type of rides, amusement games and other attractions required by Franchisor, with the understanding that Franchisee is prohibited from leasing any of the foregoing on a "shared revenue" or "coin sharing" basis. Franchisee shall obtain Franchisor's written approval prior to installing any ride, game or other attraction at the Franchised Restaurant which has not been previously approved in writing by Franchisor. If any of the rides, amusement games and other attractions to be installed at the Franchised Restaurant are leased, the lease shall permit Franchisee to substitute rides, amusement games and other attractions subject to the lease, and will provide for Franchisee's control over the maintenance and operation and the collection of monies from the rides, amusement games and other attractions that are subject to the proposed lease.

     7.3 Suppliers. Franchisee shall purchase all equipment, supplies and other products and materials (including animated character costumes) used in the operation of the Franchised Restaurant solely from suppliers approved in writing by Franchisor. To qualify for approval, such suppliers must (i) demonstrate the ability to meet Franchisor's reasonable standards and specifications for such items, and (ii) possess adequate quality controls and capacity to supply Franchisee's needs promptly and reliably. Franchisor shall not be responsible for the delivery or the condition of goods ordered from any vendor. Franchisor shall have the right to require that its representatives be permitted to inspect the supplier's facilities and that samples from the supplier be delivered, at Franchisor's option, either to Franchisor or to an independent, certified laboratory designated by Franchisor for testing. A charge not to exceed the reasonable cost of the inspection and the actual cost of the test shall be paid by Franchisee or the supplier to Franchisor. Franchisor reserves the right, at its option, to re-inspect the facilities and products of any such approved supplier and to revoke its approval upon the supplier's failure to continue to meet, in Franchisor's discretion, any of Franchisor's criteria.

     7.4 General Maintenance. Franchisee shall at all times maintain the Franchised Restaurant in the highest degree of sanitation, repair and condition. Within three (3) months after receipt of notice from Franchisor, Franchisee agrees to make any additions, alterations repairs and replacements that Franchisor reasonably requires, including, without limitation, such periodic repainting, equipment repairs and replacement of obsolete signs, games, rides, equipment and floor coverings (including carpet and tile) as Franchisor may reasonably direct.

     7.5 Maintenance of Animated Entertainment. Franchisee shall at all times maintain the Animated Entertainment and its components in good repair and full working order. Franchisee shall immediately, at its own expense, also install all retrofits and replacements to the Animated Entertainment components which are required by Franchisor from time-to-time. Franchisee shall, at Franchisor's option, either destroy or relinquish and deliver to Franchisor or its designee title and possession of any existing trademarked or proprietary elements or components of the Animated Entertainment, immediately upon their replacement or obsolescence and all such elements or components shall become the property of Franchisor.

     7.6 Scheduled Refurbishment. Commencing on January 1 of the second calendar year following the opening of the Franchised Restaurant and each January 1 thereafter during the term hereof, Franchisee, at its own expense, shall upgrade and refurbish the Franchised Restaurant, in conformity with Section 5 hereof. Such upgrades and refurbishment include, without limitation, those necessary to conform to the building decor, floor plan, trade dress, exterior signage and decor, color schemes, rides, amusement games and other attractions, food and beverage service, and presentation of trademarks and service marks consistent with the public image then prevailing in the latest of upgraded System restaurants operated by Franchisor. The amount expended for each such upgrade and/or refurbishment shall be at least the lesser of:

          (a) Fifty Thousand and no/100 Dollars ($50,000.00); or

          (b) Four percent (4%) of the Gross Sales of the Franchised Restaurant during the prior calendar year.

     Each such upgrade and refurbishment shall be completed by Franchisee on or before June 30 of each respective year. Franchisee shall provide to Franchisor, on or before June 30 of each such year, such reports, records, receipts and other information as Franchisor may request evidencing Franchisee's compliance with this requirement.

     7.7 Inspection. Franchisor will provide such continuing advisory assistance, as it deems advisable, in the operation of the Franchised
Restaurant. Franchisee agrees to permit Franchisor or its agents, at any reasonable time, access to the Franchised Restaurant to conduct inspections to ensure compliance with Franchisor's then-current standards and specifications.

          7.7.1 Testing. In conducting its inspections, Franchisor will have the right to obtain samples of any inventory items without payment therefor, in amounts reasonably necessary for testing by Franchisor or an independent certified laboratory to determine whether said samples meet Franchisor's then-current standards and specifications. Franchisor may require Franchisee to bear the cost of such testing if the item or supplier of the item has not previously been approved by Franchisor or if the sample fails to conform to Franchisor's specifications.

          7.7.2 Recommendations. Franchisee acknowledges that Franchisor or its agents will have the authority to make immediate recommendations and resolutions to correct any deficiencies detected during such inspections (including ceasing of the use of the non-conforming equipment, advertising materials, products or supplies).

          7.7.3 Failure to Correct Deficiencies. In the event Franchisee fails or refuses to implement recommendations or resolutions, Franchisor shall have the right, but not the obligation, to enter upon the Franchised Restaurant premises for the purpose of making or causing to be made such corrections as may be required, with all costs to be paid by Franchisee. The failure to correct any such deficiencies shall be a material default under Section 13.3.4.

     7.8 Accounting and Records.

          7.8.1 General Accounting Principles. Franchisee shall maintain for at least five (5) years from the dates of preparation, full, complete and accurate books, records and accounts in accordance with generally-accepted accounting principles in the United States and in the form and manner prescribed by Franchisor from time to time in the Operational Policies or otherwise in writing.

          7.8.2  Accounting  Statements.   In addition to the general accounting
requirements, at Franchisee's cost, Franchisee shall submit to Franchisor:

               (a) Unaudited quarterly profit and loss statements (in the form prescribed by Franchisor and showing the sources of all income and the amount expended each month during the period on local advertising) and balance sheet within forty-five (45) days of the end of each fiscal quarter during the term hereof;

               (b) Unaudited annual statements, as well as a schedule of capital expenditures and a schedule of advertising expenditures, within ninety
          (90) days of the end of each fiscal year during the term hereof;

               (c) Copies of Franchisee's quarterly state sales tax returns; and

               (d) Such other financial statements, reports and records as Franchisor prescribes.

          7.8.3 Inspection of Accounting and Records. Franchisor or its representatives (including independent auditors, attorneys or agents) shall have the right at all reasonable times to examine, copy (and to remove and return the materials to be copied from the premises on which they are located), at Franchisor's expense, the books, records and tax returns of Franchisee.

          If an inspection should reveal that payments have been understated in any report to Franchisor, then Franchisee shall immediately pay to Franchisor the amount understated upon demand, in addition to interest from the date such amount was due until paid, at one and one-half percent (1.5%) per month or the maximum rate permitted by law, whichever is less.

          Notwithstanding the foregoing, if an inspection discloses an understatement in any report of two percent (2%) or more, Franchisee shall reimburse Franchisor for any and all costs and expenses connected with the inspection (including, without limitation, reasonable accounting and attorneys' fees). The foregoing remedies shall be in addition to any other remedies Franchisor may have, including, without limitation, the remedies for default.

          7.8.4 Records of Ownership Interests in Franchisee. In addition to the terms and conditions of Section 11 hereof, if there is a change in the Franchisee's Principal's listed in Schedule 1.14 during the term of this Agreement, Franchisee shall immediately provide Franchisor a list of all Persons owning an Equity Interest in Franchisee; provided, however, that if Franchisee's shares are publicly traded on a nationally recognized stock exchange, the list of shareholders required shall include only those owning five percent (5%) or more of the shares outstanding.

          7.8.5 Sales Records. Franchisee shall record all food, beverage and token sales and all other sales by, at, from or through the Franchised Restaurant (excluding only sales from pay telephones and vending machines, if approved by the Franchisor) on cash registers or other machines approved by Franchisor, which shall contain devices or systems that will record accumulated sales and provide such other information and reports as Franchisor may prescribe. Franchisee must report Gross Sales for royalty and assessment reporting requirements on the same accounting calendar used by the Franchisor.

          Within six (6) months after receipt of written notification from Franchisor, Franchisee shall install at the Franchised Restaurant as designated by Franchisor, such point-of-sale computer hardware and software control systems and telephone modems as reasonably prescribed by Franchisor. Franchisee will enter into software license agreements as designated by Franchisor for such purposes.

          Franchisee shall permit Franchisor to access such systems by telephone, modem, or such other means designated by Franchisor at all reasonable times for the purpose of inspecting, monitoring and retrieving information concerning the operation of the Franchised Restaurant. Franchisor shall have access as provided herein at such times, and in such manner as Franchisor shall from time to time specify.

     7.9 Internet. During the term of this Agreement, Franchisor may establish and maintain an Internet Web site that provides information about the System and the products and services that System Restaurants offer. The Web site may also offer reservations or similar services at System Restaurants (including the Franchised Restaurant) or sales of items identified by the Proprietary Marks, including clothing, memorabilia, and pre-packaged food items.

          (a) Franchisor will have sole discretion and control over the Web site's design and contents. Franchisor will have no obligation to maintain the Web site indefinitely, but may discontinue it at any time without liability to Franchisee. Furthermore, Franchisor has no control over the stability or maintenance of the Internet generally, Franchisor is not responsible for damage or loss caused by errors of the Internet. The Franchisor is not liable for any direct, indirect, special, incidental, exemplary or consequential damages arising out of the use of the Internet or the inability to use the Internet including loss of profits, goodwill or savings, downtime, damage to or replacement of programs and data, whether based in contract or tort, product liability or otherwise.

          (b)  Franchisor  may  use  part  of  the  System  Fund   contributions
     designated for advertising to maintain and further develop the Web site.

          (c) If Franchisee fails to pay when due any fees or other amounts payable to Franchisor under this Agreement, Franchisor may temporarily remove or disable information or functionality relating to Franchisee, until Franchisee pays its outstanding obligations in full.

          (d) Franchisee may not use any of the Proprietary Marks on or in connection with the Internet, except as permitted by this Section 7.9.

     7.10 Intranet. Franchisor may, at its option, establish and maintain either a series of "private" pages on the Internet Web site, described in Section 7.9, or a so-called Intranet, through either of which Franchisor, its franchisees, and their respective employees may communicate with each other and through which Franchisor may disseminate updates to the Operational Policies and other confidential information.

          (a) Franchisor will have no obligation to maintain the Intranet indefinitely, but may discontinue it at any time without liability to Franchisee.

          (b) Franchisor will establish policies and procedures for the Intranet's use. These policies, procedures and other terms of use will address issues such as (i) restrictions on the use of abusive, slanderous, or otherwise offensive language in electronic communications; (ii) restrictions on communications between or among franchisees that endorse or encourage breach of any franchisee's franchise agreement with Franchisor;
     (iii) confidential treatment of materials that Franchisor transmits via the Intranet; (iv) password protocols and other security precautions; (v) grounds and procedures for Franchisor's suspension or revocation of access to the Intranet by Franchisee and others; and (vi) a privacy policy governing Franchisor's access to and use of electronic communications that franchisees and others post on the Intranet. Notwithstanding clause (vi), above, Franchisee acknowledges that, as administrator of the Intranet, Franchisor can technically access and view any communication that any person posts on the Intranet. Franchisee further acknowledges that the Intranet facility and all communications that are posted to it will become Franchisor's property, free of any claims of privacy or privilege that Franchisee or any other person may assert.

          (c) Upon receipt of notice from Franchisor that the Intranet has become functional, Franchisee agrees to purchase and install all necessary additions to the Franchised Restaurant's computer system at Franchisee's cost and to establish and continually maintain electronic connection with the Intranet that allows Franchisor to send messages to and receive messages from Franchisee. Franchisee's obligation to maintain connection with the Intranet will continue until this Agreement's expiration or termination (or, if earlier, until Franchisor discontinues the Intranet). Franchisee's failure to comply with this Section 7.10 will constitute a material breach of this Agreement on account of which Franchisor may terminate this Agreement in accordance with Section 13.3.3, unless Franchisee cures the breach within 10 days after notice from Franchisor.

          (d) If Franchisee fails to comply with any policy or procedure governing the Intranet, Franchisor may temporarily suspend Franchisee's access to all or any aspect of the Intranet (such as a chat room, bulletin board, list serve, or similar feature) until Franchisee fully cures the breach.

8.   ADVERTISING

     8.1 General Requirements. Recognizing the importance of the standardization of advertising programs to the furtherance of the goodwill and public image of the System, Franchisor and Franchisee agree that all advertising by Franchisee shall be conducted in a commercially acceptable manner and shall conform to such standards and requirements as Franchisor may specify from time to time in writing.

     8.2 Pre-Approved Advertising. Franchisor may offer from time to time to provide, upon Franchisee's request and at Franchisee's expense, approved local advertising and promotional plans and materials, including, without limitation, newspaper slicks, promotional leaflets and coupons. All such advertising shall be placed in or distributed through such media or channel of communication as approved by Franchisor.

     8.3 New Advertising. Samples of all planned advertising, not previously approved by Franchisor, must be submitted to Franchisor (through the mail, return receipt requested), for Franchisor's prior approval. Upon receipt of such planned advertising, Franchisor will notify Franchisee no later than fifteen
(15) days after receipt of the proposed advertising whether such advertising has been approved, with no response being understood as approval. Franchisee shall not utilize any advertising which has not been approved by Franchisor, or which has been subsequently disapproved by Franchisor. All such advertising shall be placed in or distributed through such media or channel of communication as approved by Franchisor.

     8.4 Minimum Advertising Expenditures. Franchisee shall spend during each calendar quarter a minimum of three percent (3%) of the Gross Sales of the Franchised Restaurant for local advertising and promotion in Franchisee's Designated Market Area at least two-thirds (2/3) of which amount shall be spent for television advertising or advertising in some other form of media approved by Franchisor. Franchisee shall attempt to spend such amount equally throughout each month of the calendar quarter.

     During the term of this Agreement, Franchisor may, upon ninety (90) days prior notice to Franchisee, increase the minimum expenditure amount to an amount not to exceed five percent (5%) of the Gross Sales of the Franchised Restaurant.

     The minimum expenditure amount will be reduced by an amount equal to Franchisee's contributions to: (i) an Advertising Cooperative, and (ii) the System Fund while the System Fund remains in effect.

     8.5 System Fund. Franchisor may, at any time during the term of this Agreement, establish and/or administer the System Fund. If Franchisor establishes or has established the System Fund, Franchisee will contribute an amount described in Section 3.3. Contributions to the System Fund will be paid at the time and in the manner as described in Section 3.3, and subject to the late payment charges described in Section 3.5. Franchisor will give Franchisee at least thirty (30) days' written notice of the establishment of new or modified System Fund.

     Once established, the System Fund will be maintained and administered by Franchisor or its designee as follows:

          (a) The System Fund is intended to maximize general public recognition and acceptance of the Proprietary Marks, to enhance the collective success of all System Restaurants and to further develop and maintain the Animated Entertainment. Franchisor and/or its designees will direct all advertising and other programs produced using the System Fund, and will have sole discretion to approve or disapprove the creative concepts, materials, and media used in those programs, the placement of advertisements, and the allocation of the money in the System Fund to production, placement, or other costs. In administering the System Fund, Franchisor and its designees undertake no obligation to make expenditures for Franchisee which are equivalent or proportionate to Franchisee's contribution, or to ensure that Franchisee or any particular System Restaurant benefits directly or pro rata from the placement of advertising of the expenditure of System Fund monies.

          (b) The System Fund may be used to satisfy any and all costs of maintaining, administering, directing, preparing purchasing and placing advertising (including the cost of preparing and conducting television, radio, magazine, and newspaper advertising campaigns; direct mail and outdoor billboard advertising; public relations activities; and employing advertising agencies to assist in those activities), for purchasing, leasing shipping and installing software programs, for the costs related to producing show tapes, videos and other audio, video and software components of the Animated Entertainment, including licensing rights to music and videos, and for designing, testing and implementing new entertainment concepts which may not be directly related to Animated Entertainment. All sums paid by Franchisee to the System Fund will be maintained in a separate account or accounts by Franchisor and/or its designees and may be used to defray any of Franchisor's reasonable operating costs and overhead that Franchisor incurs in activities reasonably related to the administration or direction of the System Fund and advertising programs for franchisees and the System. The System Fund and its earnings will not otherwise inure to the benefit of Franchisor. The System Fund is operated solely as a conduit for collecting and expending the System Fund fees as outlined above. Franchisor and its designees have no fiduciary duty to Franchisee, or any other franchisees, or their respective principals, including Franchisee's Principals with regard to the operation or administration of the System Fund.

          (c) Franchisor will, with respect to System Restaurants operated by Franchisor or any affiliate, contribute to the System Fund generally on the same basis as Franchisee.

          (d) A statement of the operations of the System Fund will be prepared annually and will be made available to Franchisee upon written request.

          (e) Although the System Fund is intended to be of perpetual duration, Franchisor may terminate the System Fund. The System Fund will not be terminated, however, until all monies in the System Fund have been expended or returned to contributing System Restaurants (whether franchised or operated by Franchisor or its affiliates), without interest, on the basis of their respective contributions.

          (f) Franchisor reserves the right to structure the System Fund's organization and administration in ways that, in Franchisor's judgment, most effectively and efficiently accomplish the System Fund's objectives. Franchisor may therefore organize or reorganize the System Fund as a separate non-profit corporation or other appropriate entity and transfer the System Fund's assets to the entity to administer the System Fund. Franchisee agrees to become a member of the entity and, in that regard, to sign a participation agreement and take such other steps as Franchisor reasonably specifies.

          (g) In the event Franchisor's designee maintains or administers the System Fund, neither Franchisor nor its officers, directors, employees, or agents shall be liable to Franchisee for any act, error or omission committed by such designee or in connection with the designation of such designee(s).

     8.6 Advertising Cooperative. Franchisor shall have the right, in its discretion, to designate any geographic area (e.g., a Designated Market Area) as a region for purposes of establishing an Advertising Cooperative to which Franchisee shall be a member. Such Cooperative will be established and operated in accordance with an advertising cooperative agreement which is attached hereto as Attachment D. If, on the date of this Agreement an Advertising Cooperative has already been established for a geographic area that encompasses the Franchised Restaurant, or if any Advertising Cooperative for that geographic area is established during the term of this Agreement, Franchisee will (immediately upon request of Franchisor) execute Attachment D hereof and any other documents required by Franchisor to become a member of the Advertising Cooperative. If the Franchised Restaurant is within the geographic area of more than one (1) Advertising Cooperative, Franchisee must be a member of only one
(1) Advertising Cooperative as Franchisor designates.

9.   REPRESENTATIONS AND WARRANTIES

     9.1 Representations, Warranties and Covenants of Franchisee. If Franchisee is not an individual, then Franchisee and each of Franchisee's Principals represent, warrant and covenant to Franchisor that:

          9.1.1 Due Incorporation. If Franchisee is a corporation, limited liability company, general or limited partnership or other form of business entity, it is duly formed and organized, validly existing and in good standing under the laws of the jurisdiction of its organization with all requisite power and authority to enter into this Agreement and perform the obligations contained herein.

          9.1.2 Authorization. The execution, delivery and performance by Franchisee of this Agreement and all other agreements contemplated herein has been duly authorized by all requisite actions on the part of Franchisee and no further actions are necessary to make this Agreement or such other agreements valid and binding upon it and enforceable against it in accordance with their respective terms.

          9.1.3 Exclusivity. Franchisee's corporate charter, written partnership, limited liability company agreement, membership agreement or other governing documents will at all times provide that Franchisee's activities are confined exclusively to the operation of the Franchised Restaurant unless otherwise consented to in writing by Franchisor.

          9.1.4 Execution and Performance. Neither the execution, delivery nor performance by Franchisee of this Agreement or any other agreements contemplated hereby will conflict with, or result in a breach of any term or provision of Franchisee's charter, by-laws, articles of organization, or partnership agreement and/or other governing documents and any amendments thereto, any indenture, mortgage, deed of trust or other material contract or agreement to which Franchisee is a party or by which it or any of its assets are bound, or breach any order, writ, injunction or decree of any court, administrative agency or governmental body.

          9.1.5 Corporate Documents. Certified copies of Franchisee's charter by-laws, articles of organization, partnership agreement, membership agreement and/or other governing documents and any amendments thereto, including board of director's or partner's resolutions authorizing this Agreement have been delivered to Franchisor. Any amendments or changes to such governing or charter documents subsequent to the date of this Agreement shall not be undertaken without Franchisor's prior written consent.

          9.1.6 Ownership Interests. All Equity Interests in Franchisee are accurately and completely described in Schedule 1.13. Franchisee will maintain at all times a current list of all owners of record and all beneficial owners of Equity Interests in Franchisee. Franchisee will make such list of available to Franchisor upon request;

          9.1.7 Stop Transfer Instructions. If Franchisee is a corporation, Franchisee will maintain stop-transfer instructions against the transfer on Franchisee's records of any of its equity securities and each stock certificate will have conspicuously endorsed upon it a statement in a form satisfactory to Franchisor that it is held subject to all restrictions imposed upon assignments by this Agreement; but the requirements of this Section 9.1.7 will not apply to the transfer of equity securities of a publicly-held corporation. If Franchisee is a partnership or limited liability company, its written partnership or limited liability company agreement will provide that ownership of an interest in the partnership or limited liability company is held subject to all restrictions imposed upon assignments by this Agreement.

          If Franchisee is an individual, then Franchisee represents, warrants and covenants that neither the execution, delivery nor performance by Franchisee of this Agreement or any other agreements contemplated hereby conflicts with, or results in a breach of any contract or agreement to which Franchisee is a party or a breach of any order, writ, injunction or decree of any court, administrative agency or governmental body.

     9.2 Financial Statements. Franchisee and, at Franchisor's request, each of Franchisee's Principals have provided Franchisor with their most recent financial statements in the form and for the time periods specified by Franchisor. The financial statements (i) present fairly Franchisee's financial position and the financial position of each of Franchisee's Principals, as applicable, at the dates indicated therein and, with respect to Franchisee, the results of its operations and cash flow for the periods then ended; (ii) are certified as true and correct by the Franchisee's Chief Financial Officer or President, as applicable; and (iii) have been prepared in conformity with generally accepted accounting principles in the United States, applied on a consistent basis. No material liabilities, adverse claims, commitments or obligations of any nature, whether accrued, unliquidated, absolute, contingent or otherwise, exist as of the date of this Agreement which are not reflected as liabilities on Franchisee's financial statements or those of Franchisee's Principals.

     9.3 Franchisee's  Principals.  Franchisee will notify Franchisor within ten
(10) days following the date that any person previously identified as Franchisee's Principal ceases to qualify as such or that any new person succeeds to or otherwise comes to occupy a position which would qualify such person as one of Franchisee's Principals. That person will immediately execute all documents and instruments (including, as applicable, this Agreement) required by Franchisor to be executed by others in a comparable position; but if there is any conflict between this provision and the transfer provisions of Section 11, the provisions of Section 11 will control.

     9.4 Guarantee. Franchisee's Principals will, jointly and severally, guarantee the performance of Franchisee's obligations, covenants and agreements under this Agreement pursuant to the terms and conditions of the guaranty attached to this Agreement, and will otherwise bind themselves to the terms of this Agreement as stated herein.

     9.5 Non-Competition During Term of Agreement. In consideration of the training described herein and disclosure to Franchisee of the System and the Confidential Information, during the term of this Agreement, Franchisee and Franchisee's Principals shall not, directly or indirectly:

          (a) Divert or attempt to divert business of any System Restaurant to any competitor, or do or perform any other act injurious or prejudicial to the goodwill associated with Franchisor's Proprietary Marks, the Animated Entertainment or the System;

          (b) Employ or seek to employ any person who is employed by Franchisor or by any other franchisee of Franchisor, or induce such person to leave such employment; and

          (c) Except as provided for herein, own, maintain, engage in, or have an Equity Interest in a Competing Business; provided that this provision shall not apply to any Minority Interest collectively held by Franchisee or Franchisee's Principals in any publicly-held corporation listed on a national stock exchange.

     9.6 Non-Competition after Termination or Non-Renewal of Agreement. In consideration of the training described herein and disclosure to Franchisee of the System and the Confidential Information, for a period of three (3) years after the expiration and non-renewal or termination of this Agreement or after the approved Transfer by Franchisee and/or Franchisee's Principals, Franchisee and Franchisee's Principals (as applicable) shall not, directly or indirectly:

          (a) Divert or attempt to divert business of any System Restaurant to any competitor, or do or perform any other act injurious or prejudicial to the goodwill associated with Franchisor's Proprietary Marks, the Animated Entertainment or the System;

          (b) Employ or seek to employ any person who is employed by Franchisor or by any other franchisee of Franchisor, or induce such person to leave such employment; and

          (c) Except as provided for herein, own, maintain, engage in, or have any interest in a Competing Business which is located within the Protected Territory or within a twenty-five (25) mile radius of the Protected Territory; provided that this provision shall not apply to any Minority Interest collectively held by Franchisee or Franchisee's Principals in any publicly-held corporation listed on a national stock exchange.

     9.7 Independent Covenants. Each of the covenants in Sections 9.5 and 9.6 will be construed as independent of any other covenant or provision of this Agreement.

          (a) Franchisee and each of Franchisee's Principals understand and acknowledge that Franchisor will have the right, in its sole discretion, to reduce the scope of any covenant set forth in Sections 9.5 and 9.6, or any portion thereof, without their consent, effective immediately upon notice to Franchisee; and Franchisee and Franchisee's Principals agree that they will comply with any covenant as so modified, which will be fully enforceable notwithstanding the provisions of Section 17.5 hereof.

          (b) Franchisee and each of Franchisee's Principals expressly agree that the existence of any claims they may have against Franchisor, whether or not arising from this Agreement, will not constitute a defense to the enforcement by Franchisor of the covenants in Sections 9.5 and 9.6.

          (c) Franchisee and each of Franchisee's Principals acknowledge that the covenants not to compete contained in Sections 9.5 and 9.6 are reasonable and necessary to protect the business and goodwill of the System and to avoid misappropriation or other unauthorized use of the System and Franchisor's other trade secrets.

          (d) Franchisee and each of Franchisee's Principals acknowledge and confirms that Franchisee and Franchisee's Principals possess the education, training and experience necessary to earn a reasonable livelihood apart from operating a Competing Business.

     9.8 Additional Covenants. Franchisee shall require and obtain for the benefit of Franchisor execution of covenants similar to those set forth in Sections 9.5 and 9.6 from any and all of its employees having access to materials or information furnished or disclosed to Franchisee by Franchisor, including, without limitation, all managers, assistant managers and directors of operations.

     9.9 Guaranty. As an inducement and as a condition to Franchisor's execution and acceptance of this Agreement, all of Franchisee's Principals shall execute the Agreement and Guaranty of Franchisee's Principals attached hereto.

     9.10 Rights and Limitations to use Animated Entertainment. Franchisee and Franchisee's Principals acknowledge and agree that the rights granted to Franchisee under this Agreement to use Animated Entertainment, including, without limitation, computer-controlled animated characters, video displays (regardless of the format of the display, e.g., video tape, video disk, etc.), computer hardware and software, artistic designs, scripts and musical scores, staging and lighting techniques and configurations, and any and all improvements, additions, replacements, patents, copyrights, trademarks, service marks, technology, and know-how and all other intellectual and artistic property relating thereto, are limited solely to using the Animated Entertainment during the term of this Agreement in the Franchised Restaurant at the site approved by Franchisor. Franchisee shall not use the Animated Entertainment, including, without limitation, (i) toy versions, games, or anything of play value related to the Animated Entertainment or (ii) records, cassettes, audio and video tapes or other recordings or embodiments of music or musical scores included in Animated Entertainment, except on terms, if any, set forth in writing by Franchisor. Franchisee's right to use the Animated Entertainment shall not survive termination or expiration hereof, nor shall such right be transferable by Franchisee except as part of, and in connection with, the transfer of the franchise granted hereunder, which transfer is permitted by and subject to the terms and conditions set forth in Section 11 hereof.

     Franchisee and Franchisee's Principals acknowledge superior rights and interest of Franchisor in and to the Animated Entertainment. Neither Franchise nor Franchisee's Principals shall copy or reproduce in any manner and Franchisee and Franchisee's Principals shall use their best efforts to prevent others from copying or reproducing in any manner the computer software, video displays, artistic designs, scripts and musical scores and all other plans, specifications, documentation and programming related to the Animated Entertainment and they agree that any duplication or unauthorized use thereof is and shall be deemed an infringement of the rights of Franchisor.

     9.11 Non-Liability. Franchisee acknowledges and agrees that Franchisor shall not, by virtue of any approvals, advice or services provided to Franchisee, assume responsibility or liability to Franchisee or any third parties to which it would not otherwise be subject.

     9.12 Performance by Franchisor. Franchisee acknowledges and agrees that any duty or obligation imposed on Franchisor by this Agreement may be performed by any designee, employee, or agent of Franchisor, as Franchisor may direct.

     9.13 Licensing of Musical Compositions. Franchisee and Franchisee's Principals understand that Franchisee's right to use certain of the musical compositions contained in the Animated Entertainment programs is conditioned upon obtaining licenses from and the payment of fees to performing rights societies such as the American Society of Composers, Authors and Publishers, Broadcast Music, Inc. and SESAC, Inc. ("Societies"). Franchisor shall have the right to obtain and maintain on Franchisee's behalf performing rights licenses from the Societies as may be required to authorize Franchisee to use such music at the Franchised Restaurant, and to forward payment on behalf of Franchisee (for which Franchisee shall reimburse Franchisor as described below) for the music performance fees due to the Societies under the licenses. Franchisee shall submit to Franchisor all information necessary to enable Franchisor to submit any required reports to the Societies and shall promptly reimburse Franchisor upon demand for all payments which are made on Franchisee's behalf by Franchisor to the Societies and for which reimbursement is requested by Franchisor. Failure by Franchisee to comply with the terms of this Paragraph will constitute a material default pursuant to Section 13.3.4 and will result in Franchisee's loss of rights to use the musical compositions in Animated Entertainment programs.

10.  PROPRIETARY RIGHTS AND INFORMATION

     10.1  Confidential  Information.   Except  as  expressly  provided  herein,
Franchisee shall have no right, title or interest in the Confidential Information. Franchisee and the Franchisee's Principals shall only communicate, disclose or use the Confidential Information as expressly permitted herein or as required by law. Franchisee and Franchisee's Principals shall disclose the Confidential Information only to such of Franchisee's employees, agents, or independent contractors who must have access to it in connection with their employment. The covenant in this Section will survive the expiration, termination, or transfer of this Agreement or any interest in this Agreement and will be perpetually binding upon Franchisee and each of Franchisee's Principals.

          10.1.1 Confidentiality Agreements. Franchisee shall cause Franchisee's employees having access to the Confidential Information to execute confidentiality agreements substantially in the form of Attachment E, stating that they will preserve in confidence all Confidential Information. Neither Franchisee, Franchisee's Principal's nor their respective employees may at any time, without Franchisor's prior written consent, copy, duplicate, record or otherwise reproduce the Confidential Information, in whole or in part, nor otherwise make the same available to any unauthorized person.

          10.1.2 Improvements. If Franchisee makes any improvements (as determined by Franchisor) to the Confidential Information or the System, Franchisee and the Franchisee's Principals shall each execute an amendment to this Agreement reflecting such improvements and Franchisor's exclusive ownership thereof. All such improvements shall be considered Confidential Information.

     10.2 Proprietary Marks. Franchisee acknowledges Franchisor's exclusive ownership of, or right to sublicense, the Proprietary Marks and shall neither directly or indirectly, infringe, contest or otherwise impair Franchisor's exclusive ownership of, and/or license, with respect to the Proprietary Marks either during or after the termination or expiration of this Agreement. Franchisee also expressly acknowledges and agrees that:

          (a) The Proprietary Marks will only be used by Franchisee in connection with the operation of the Franchised Restaurant under the System and only in the manner authorized and prescribed by Franchisor herein or by written notification.

          (b) Except for the non-exclusive license to use granted herein, Franchisee and Franchisee's Principals acquire no right, title or interest in (or any goodwill associated with) the System, the Proprietary Marks and the Animated Entertainment.

          (c) Upon the expiration or termination of this Agreement, no monetary amount shall be assigned as attributable to any goodwill associated with Franchisee's use of the System, the Proprietary Marks or the Animated Entertainment and all goodwill associated with Franchisees' use of the System, the Proprietary Marks and the Animated Entertainment will inure to the benefit of Franchisor or Franchisor's licensors, as the case may be.

          (d) Franchisee and Franchisee's Principals shall promptly notify Franchisor of any use by any third party of the Proprietary Marks of which the Franchisee and Franchisee's Principals know or have reason to know is unauthorized.

          (e) Franchisee and Franchisee's Principals shall promptly notify Franchisor of any litigation action or claim instituted by any person or legal entity against Franchisor, Franchisee or Franchisee's Principals involving the Proprietary Marks and, if necessary, shall execute any and all documents, and to render such assistance as may, in the opinion of Franchisor's counsel, be reasonably requested to carry out such defense or prosecution.

          (f) Franchisee shall operate, advertise and promote the Franchised Restaurant under the Proprietary Marks designated by Franchisor, without prefix or suffix, and shall use no other name or mark and shall refrain from using any of the Proprietary Marks in conjunction with any word or symbol without Franchisor's prior written consent. Franchisee shall not use the Proprietary Marks as part of its corporate or other legal name, and will obtain Franchisor's approval of its corporate or other legal name before applying for or filing it with the applicable government authority.

          (g) This license to use the Proprietary Marks is non-exclusive, and Franchisor has the right: (i) to grant other franchises for the Proprietary Marks, in addition to those franchises already granted to existing franchisees, (ii) to use the Proprietary Marks in connection with the sale of food and other products through the Internet or at wholesale and/or retail outlets in the Protected Territory, and (iii) to develop and establish other systems for the same or similar products and services utilizing the same Proprietary Marks, or any similar or other proprietary marks, and to grant licenses thereto without providing Franchisee any right therein.

          (h) Franchisee will use, promote and offer for sale under the Proprietary Marks only those products and services which meet Franchisor's prescribed standards and specifications, as they may be revised by Franchisor from time to time.

          (i) Franchisee will execute all documents requested by Franchisor or its counsel that are necessary to obtain protection for the Proprietary Marks or to maintain their continued validity or enforceability and to take no action that would jeopardize the validity or enforceability thereof.

     10.3 Copyrights. Franchisee and Franchisee's Principals acknowledge that Franchisor owns the worldwide copyright and other ownership rights to all materials provided by Franchisor (in all forms or media now or hereafter known) including, without limitation the Operational Policies, the Animated Entertainment, promotional materials and software. Franchisee also agrees:

          (a) If registration of the copyright of any of the materials mentioned above is required by law or deemed advisable by Franchisor, Franchisee agrees to cooperate with and assist Franchisor in obtaining the registration in the name of Franchisor and will not register or attempt to register or assist or be involved in any way with the registration (either directly or indirectly) of such materials;

          (b) Franchisee agrees to use proper copyright and other proprietary notices in connection with all copyright materials and conform with Franchisor's standards for protecting its rights; and

          (c) Franchisee agrees to promptly cause the execution of any assignments, waivers of rights, or other documents, and take any further actions needed or advisable to ensure that Franchisor has such copyright and other rights described in this Section 10.

11.  TRANSFER OF INTEREST

     11.1 Transfer by Franchisor. Franchisor shall have the right to transfer or assign this Agreement, its rights to the Proprietary Marks, and all or any part of its rights or obligations herein to any person or legal entity without the consent of Franchisee or Franchisee's Principals. Upon such transfer by Franchisor, any transferee or assignee of Franchisor shall become solely responsible for all such obligations of Franchisor under this Agreement from the date of transfer or assignment. Without limiting the foregoing, Franchisee acknowledges that Franchisor may sell its assets (including its rights in the Proprietary Marks and the System) to a third party; may offer its securities privately or publicly; may merge, acquire other legal entities or be acquired by another legal entity; and may undertake a refinancing, recapitalization, leveraged buy out or other economic or financial restructuring. With regard to any or all of the above sales, assignments and dispositions, Franchisee expressly and specifically waives any claims, demands, or damages against Franchisor or its affiliates arising from or related to Franchisor's transfer of its rights in this Agreement, the Proprietary Marks or the System to any other party. Nothing contained in this Agreement will require Franchisor to remain in the business of operating or licensing the operation of the System Restaurants or other businesses or to offer any services or products to Franchisee, whether or not bearing or not bearing the Proprietary Marks, if Franchisor transfers or assigns its rights in or obligations under this Agreement.

     11.2 Transfer by Franchisee. Franchisee and Franchisee's Principals understand and acknowledge that the rights and duties set forth in this Agreement are personal to Franchisee and are granted, in part, in reliance upon the skill, aptitude, business and financial capacity of Franchisee and Franchisee's Principals and their intention of complying with its terms and conditions. Therefore, if the Franchisee and/or Franchisee's Principals desire to Transfer any interest to any individual or entity (including a trust), they must first obtain the prior written approval of Franchisor. Any such attempted Transfer not approved by Franchisor shall be null and void from its purported inception.

          11.2.1 General  Requisites.   Prior  to  authorizing   a  Transfer  by
Franchisee of any interest, Franchisor may require, among other things, satisfaction of any or all of the following:

               (a) Franchisee shall be in full compliance with all of the terms and conditions of this Agreement;

               (b) Franchisee and/or any of Franchisee's Principals shall remain liable for the performance of its obligations contained in this Agreement through the date of Transfer and shall execute all instruments reasonably requested by Franchisor to evidence such liability;

               (c) The transferee  shall  satisfy,  in  Franchisor's  reasonable judgment, Franchisor's then existing criteria for a franchisee including, without limitation: (i) education; (ii) business skill, experience and aptitude; (iii) character and reputation; and (iv) financial resources;

               (d) The transferee and all owners of any record or beneficial interest in the capital stock (or other interest) of transferee shall execute all instruments (including a new franchise agreement and guaranty) reasonably requested by Franchisor to evidence acceptance and assumption of all of the terms and conditions of this Agreement. Such new franchise agreement may contain terms materially different from this Agreement, including higher fees and shall be for a term equal to the then unexpired term hereof; and

               (e) Franchisee and Franchisee's Principals (if applicable) must have executed a general release, in a form satisfactory to Franchisor, of any and all claims against Franchisor, its affiliates, and the officers, directors, members, shareholders, partners, agents, representatives, independent contractors, servants and employees of each of them, in their corporate and individual capacities, including, without limitation, claims arising under this Agreement and any other agreement between Franchisee or any of Franchisee's affiliates and Franchisor or any of its affiliates or under federal, state or local laws, rules, regulations or orders. Franchisor's current form of general release is attached hereto as Attachment B.

               (f) Franchisee pays a transfer fee equal to (i) one half (1/2) of the then current initial Franchise Fee for franchise agreements if the Franchisee does not have a Controlling Interest in the transferee (who is not one of Franchisee's Principals); or (ii) an amount equal to the reasonable costs incurred by Franchisor in connection with the Transfer among Franchisee's Principals only, but in no event less than One Thousand and no/100 Dollars ($1,000.00);

               (g) At the transferee's expense, the transferee and any of the transferee's employees responsible for the operation of the Franchised Restaurant have satisfactorily completed such training as Franchisor may then require; and

               (h) The transferee has complied with Franchisor's then-current application requirements for a new franchise.

          11.2.2 Right of First Refusal. In the event that Franchisee and/or any of Franchisee's Principals or any holder of an Equity Interest in Franchisee desire to effectuate a Transfer, Franchisor shall have the right and option, exercisable within thirty (30) days after Franchisor's receipt of all materials and information described in Section 11.2.2(a), (b) and (c) to purchase the interest proposed to be transferred in accordance with the following:

               (a) Franchisee or the proposed transferee shall notify Franchisor in writing of any bona fide proposed Transfer and set forth a complete description of all terms and fees of the proposed Transfer in the manner prescribed by the Franchisor, including the prospective transferee's name, address, financial qualifications and previous five years business experience;

               (b) Franchisee shall provide the Franchisor with any additional information, agreements, certifications or documents Franchisor requests for use in its evaluation of whether to exercise its first refusal right.

               (c) Upon receipt of the Franchisor's request, Franchisee or the proposed transferee shall promptly provide Franchisor with access to any real or personal property, documents or records relevant to the transaction and to the interest which is the subject of the Transfer. Once Franchisor has received all materials submitted by Franchisee or the proposed transferee and has reviewed all property, records and documents it has requested, Franchisor shall notify Franchisee or the proposed transferee of its decision to exercise its option to acquire the interest being transferred, and the conditions, if any, under which it will approve the proposed Transfer.

               (d) If the Franchisor exercises its first refusal right, the transferor shall transfer the interest to Franchisor or to its assignee pursuant to an agreement to purchase which contains the material terms to which the transferor and the proposed transferee had agreed. If the offer or proposed purchase contract omitted any terms customarily addressed in a transfer of an interest of the type which is the subject of the transaction, Franchisor may supply those terms in the purchase agreement and related documents.

               (e) If the  proposed  transferor  wishes to make a Transfer,  the transferor shall provide Franchisor with a copy of any offer or agreement to purchase, signed by the proposed transferee, together with copies of any documents referenced in the offer or agreement. If all material terms of the proposed sale are not described in the offer or agreement, Franchisee shall provide details of all such terms in its submission to the Franchisor, accompanied by the proposed transferee's written agreement to the terms.

               (f) In the event the consideration, terms, and/or conditions offered by the third party are such that Franchisor or its nominee may not reasonably be able to furnish the same consideration, terms, and/or conditions, then Franchisor or its nominee, as appropriate, may purchase the interest proposed to be transferred for the reasonable equivalent in cash. If the parties cannot agree, within a reasonable time, on the reasonable equivalent in cash of the consideration, terms, and/or conditions offered by the third party, an independent appraiser shall be designated by Franchisor, and such appraiser's determination shall be binding.

          11.2.3 Death or Disability. Within fifteen (15) days after the death or permanent disability of Franchisee or any of Franchisee's Principals, Franchisee or a representative of Franchisee must notify Franchisor in writing. Any transfer upon death or permanent disability will be subject to the same terms and conditions as described in this Section for any inter vivos transfer.

          Upon the death of Franchisee (if a natural person) or any Franchisee's Principal who is a natural person and who has an interest in this Agreement, in the Franchised Restaurant, or in Franchisee, the executor, administrator, or other person representative of the deceased will transfer the interest of the deceased to a third party approved by Franchisor within twelve (12) months after the date of death. If no personal representative is designated or appointed and no probate proceedings are instituted with respect to the estate of the deceased, then the distributee of the interest of the deceased must be approved by Franchisor. If the distributee is not approved by Franchisor, then the distributee will transfer the interest of the deceased to a third party approved by Franchisor within twelve (12) months after the date of death of the deceased.

          Upon the permanent disability of Franchisee (if a natural person) or any of Franchisee's Principals who is a natural person and who has an interest in this Agreement, in the Franchised Restaurant or in Franchisee, Franchisor may require the interest to be transferred to a third party in accordance with the conditions described in this Section 11 within six (6) months after notice to Franchisee. For purposes of this Section 11.2.3, "permanent disability" means any physical, emotional, or mental injury, illness, or incapacity that would prevent a person from performing the obligations set forth in this Agreement or in the Guaranty made part of this Agreement for at least ninety (90) consecutive days, and from which condition recovery within ninety (90) days from the date of determination of disability is unlikely. If the parties disagree as to whether a person is permanently disabled, the existence of permanent disability will be determined by a licensed practicing physician selected by Franchisor, upon examination of the person; or if the person refuses to submit to an examination, then (for the purpose of this Section 11.2.3) the person automatically will be considered permanently disabled as of the date of refusal. The costs of any examination required by this Section 11.2.3 will be paid by Franchisor.

          If an interest is not transferred upon death or permanent disability as required in this Section 11.2.3 then the failure will constitute a material event of default under this Agreement.

          11.2.4 Public Offerings. Equity Interests in Franchisee and Franchisee's Principals may be offered, only with the prior written consent of Franchisor, which consent shall not be unreasonably withheld. Such approval will be subject to the following:

               (a) All registration materials required for such offering by federal or state law shall be submitted to Franchisor for review prior to their being filed with any government agency;

               (b) No offering material (for either a public or private offering) shall express or imply (by use of the Proprietary Marks or otherwise) that Franchisor is participating in an underwriting, issuance or public offering of Franchisee, Franchisee's Principals, or Franchisor securities. Franchisor may, at its option, require such offering materials to contain a written statement prescribed by Franchisor concerning the limitations described in the preceding sentence;

               (c)   Franchisee,   Franchisee's   Principals   and   the   other
          participants in the registration and offering must fully indemnify Franchisor in connection with the offering;

               (d) For each proposed public offering, other than offerings which are exempt from registration, Franchisee shall pay to Franchisor a non-refundable fee of Ten Thousand and no/100 Dollars ($10,000.00) or such greater amount as is necessary to reimburse Franchisor for its reasonable costs and expenses associated with reviewing the proposed offering, including, without. limitation, legal and accounting fees;

               (e) Franchisor's receipt of a legal opinion from counsel satisfactory to Franchisor stating (a) that the offering materials and the conduct of the securities offering comply in all material respects with the laws of the applicable Territory Segment from which an offer of securities originates or into which an offer of securities is directed, and (b) that neither the conduct nor consummation of the securities offering will result in a violation of any anti-terrorism or anti- money laundering laws.

               (f) Franchisee and Franchisee's Principals shall give Franchisor at least sixty (60) days' prior written notice before the effective date of any offering or other transaction covered by this Section 11.2.4.

12.  INSURANCE AND INDEMNITY


     12.1 Insurance. Prior to the commencement of construction of the Franchised Restaurant and for the entire term of this Agreement, Franchisee shall obtain and maintain insurance protecting Franchisee and the Indemnitiees against any demand or claim arising or occurring in connection with the construction and operation of the Franchised Restaurant. Such policies shall: (i) be of the types and for the minimum amounts of coverage indicated in the Operational Policies;
(ii) contain a waiver of subrogation in favor of Franchisor; (iii) name the Indemnitees as additional insureds; (iv) contain no provision which limits or reduces coverage in the event of a claim by any one (1) or more of the Indemnitees; (v) provide that policy limits shall not be reduced, coverage restricted, canceled, allowed to lapse or otherwise altered or such policy(ies) amended without Franchisor's consent; and (vi) be obtained from reputable insurance companies approved by Franchisor and authorized to do business in all jurisdictions in which the Franchised Restaurant is located. Franchisee also acknowledges and agrees to:

          (a) furnish Franchisor with evidence that Franchisee has obtained the required insurance at least fifteen (15) days prior to the commencement of construction, and each year afterwards, and at any other time a carrier or coverage is changed;

          (b) increase the insurance coverage amounts in the amounts indicated by Franchisor upon thirty (30) days prior written notice from Franchisor; and

          (c) reimburse Franchisor for any insurance policies obtained by Franchisor on behalf of Franchisee if Franchisee fails to obtain the insurance required by this Section.

     12.2 Indemnities.

          12.2.1 Indemnification. Franchisee and Franchisee's Principals agree to and hereby, jointly and severally, indemnify, defend (by counsel chosen by Franchisor) and agree to hold harmless each Indemnitee from all Losses and Expenses alleged, incurred or assessed in connection with:

               (a) Franchisee's or any Franchisee's Principal's alleged infringement or alleged violation of any trademark or other proprietary name, mark, or right allegedly owned or controlled by a third party;

               (b) The violation, breach or asserted violation or breach, by Franchisee or any of Franchisee's Principals, of any federal, state or local law, regulation, ruling, standard or directive or any industry standard;

               (c) Libel, slander or any other form of defamation of Franchisor, the System or any franchisee operating under the System, by Franchisee or by any of Franchisee's Principals;

               (d) The violation or breach by Franchisee or any of Franchisee's Principals, of any warranty, representation, agreement or obligation in this Agreement or in any other agreement, between Franchisee, its subsidiaries and affiliates and Franchisor, its subsidiaries and affiliates or the officers, directors, shareholders, partners, agents, representatives, independent contractors and employees thereof; and

               (e) Acts, errors or omissions of Franchisee, any of Franchisee's subsidiaries or affiliates or any of Franchisee's Principals and the officers, directors, shareholders, partners, agents, representatives, independent contractors and employees of Franchisee and its subsidiaries and affiliates in connection with the activities contemplated under this Agreement, including the operation of the Franchised Restaurant.

          12.2.2 Notice and Counsel. Franchisee and each of Franchisee's Principals agree to give Franchisor immediate notice of any Action. Franchisor may engage, at its expense, separate counsel to represent the Indemnitees in such Action and/or elect to assume (but under no circumstance is obligated to undertake) the defense and/or reasonable settlement of any Action. Franchisor's election to settle shall not diminish Franchisee's and each of Franchisee's Principal's obligation to defend, indemnify and hold the Indemnitees harmless from all Losses and Expenses.

          12.2.3 Settlement and Remedial Actions. In order to protect persons or property, or its reputation or goodwill, or the reputation or goodwill of others, Franchisor may, at any time and without notice, as it, in its judgment deems appropriate, consent or agree to settlements or take such other remedial or corrective actions it deems expedient with respect to any Action if, in Franchisor's sole judgment, there are reasonable grounds to believe that:

               (a) any of the acts or circumstances enumerated in Section 12.2.1 ((a) through (d)) above have occurred; and

               (b) any act,  error,  or omission as described in Section  12.2.1
          (e) may result directly or indirectly in damage, injury, or harm to any person or any property.

          12.2.4   Expenses.   All  Losses  and  Expenses  incurred  under  this
Section 12 shall be chargeable to and paid by Franchisee or any of Franchisee's Principals pursuant to Franchisee's obligations of indemnity under this
Section 12 regardless of any actions, activity or defense undertaken by Franchisor or the subsequent success or failure of such actions, activity, or defense.

          12.2.5 Third Party Recovery. Under no circumstances shall the Indemnitees be required or obligated to seek recovery from third parties or otherwise mitigate their losses in order to maintain a claim against Franchisee or any of Franchisee's Principals. Franchisee and each of Franchisee's Principals agree that the failure to pursue such recovery or mitigate loss will in no way reduce the amounts recoverable from Franchisee or any of Franchisee's Principals by the Indemnitees.

          12.2.6 Survival. Franchisee and Franchisee's Principals expressly agree that the terms of this Section 12 shall survive the termination, expiration or transfer of this Agreement or any interest herein.

13.  TERM, RENEWAL AND TERMINATION

     13.1 Term. Unless terminated as provided for herein, the term of this Agreement shall commence upon the Execution Date and shall expire fifteen (15) years thereafter.

     13.2 Renewal. Franchisee may, at Franchisee's option, renew this Agreement for one (1) additional period of ten (10) years, provided that at the end of the initial term:

          (a) Franchisee has given Franchisor written notice of election to renew not less than nine (9) months nor more than twelve (12) months prior to the end of the initial term;

          (b) Franchisee shall have completed to Franchisor's satisfaction all maintenance, refurnishing, renovating and remodeling of the premises and equipment as Franchisor shall require in order to meet Franchisor's then-current standards for System Restaurants;

          (c) Franchisee is in compliance with all of the terms of this Agreement and any other agreement between Franchisee and Franchisor;

          (d) Franchisee shall have executed upon renewal hereunder Franchisor's then current form of franchise agreement, which agreement may have different terms from this Agreement including, without limitation, the royalty fee, contributions and System assessments, for a term equal to the renewal terms hereof (unless otherwise agreed to by Franchisor), and any other ancillary agreements as Franchisor may then require; provided, however, Franchisee shall be required to pay, in lieu of the then-current initial Franchise Fee, a renewal fee which shall be fifty percent (50%) of the then-current initial Franchise Fee as then charged by Franchisor; and

          (e) Franchisee and Franchisee's Principals shall execute a general release, in a form prescribed by Franchisor, of any and all claims the against the Indemnitees. Franchisor's current form of general release is attached hereto as Attachment B.

     13.3 Termination.

          13.3.1 Automatic Termination. Franchisee will be in default under this Agreement, and all rights granted by this Agreement will automatically terminate without notice to Franchisee:

               (a) If Franchisee becomes insolvent or makes a general assignment for the benefit of creditors;

               (b) If Franchisee files a voluntary petition under any section or chapter of the federal bankruptcy law or under any similar law or statute of the United States or any state, or admits in writing its inability to pay its debts when due;

               (c) If Franchisee is adjudicated bankrupt or insolvent in proceedings filed against Franchisee under any section or chapter of the federal bankruptcy laws or under any similar law or statute of the United States or any state; or if a bill in equity or other proceeding for the appointment of a receiver of Franchisee or other custodian for Franchisee's business or assets is filed and consented to by Franchisee; or if a receiver or other custodian (permanent or temporary) of Franchisee's assets or property, or any part thereof, is appointed by any court of competent jurisdiction;

               (d) If proceedings for a composition with creditors under any state or federal law is instituted by or against Franchisee;

               (e) If a final judgment against Franchisee in any amount Franchisor deems material (but in no event more than $25,000.00) remains unsatisfied or of record for thirty (30) days or longer (unless a supersedeas bond is filed);

               (f) If Franchisee is dissolved;

               (g) If Franchisee, or any of Franchisee's Principals, makes any offer, attempts to offer, solicits an offer, or takes steps to offer publicly any interest in Franchisee in violation of Section 11 of this Agreement;

               (h) If execution is levied against Franchisee's business or property in any amount Franchisor deems material (but in no event more than $25,000.00);

               (i) If suit to foreclose any lien or mortgage against the Franchised Restaurant premises or equipment in any amount Franchisor deems material (but in no event more than $25,000.00) is instituted against Franchisee and not dismissed within thirty (30) days; or

               (j) If the real or personal property of Franchised Restaurant will be sold after levy thereupon by any sheriff, marshal, or constable.

          13.3.2  Termination  upon  Notice.   This  Agreement  shall  terminate
immediately upon notice from Franchisor to Franchisee and without providing Franchisee the right to cure such default, if Franchisee:

               (a) Ceases to do business at the Franchised Restaurant;

               (b) Or any of Franchisee's Principals cause a threat or danger to the public health or safety in the construction or operation of the Franchised Restaurant;

               (c) Or any of Franchisee's Principals is convicted of, or pleads nolo conendere to a felony or any other crime or offense that is reasonably likely, in the opinion of Franchisor, to adversely affect the System, the Proprietary Marks, the Animated Entertainment, the goodwill associated therewith, or Franchisor's interest therein;

               (d) Or any of Franchisee's Principals copies or duplicates any Animated Entertainment programs or materials or purports to transfer ownership or possession of any Animated Entertainment components or materials without the prior written consent of Franchisor;

               (e) Or any of  Franchisee's  Principals,  except as  described in
          Section 13.3.1(g), violates the requirements for Transfers contained in Section 11;

               (f) Or any of Franchisee's Principals, as applicable, fails to comply with the representations and warranties in Sections 9 and 17 hereof;

               (g) Or any of Franchisee's Principals discloses or divulges the contents of the Operational Policies or other trade secret or confidential information provided Franchisee by Franchisor contrary to the provisions of this Agreement;

               (h) Fails to maintain the insurance(s) required by Section 12;

               (i) Knowingly maintains false books or records, or submits any false reports to Franchisor;

               (j)  Operates  the  Franchised  Restaurant  or sells  products or
          services   authorized  by  Franchisor   for  sale  at  the  Franchised
          Restaurant from a location which has not been approved by Franchisor;

               (k) Fails to construct or refurbish the Franchised Restaurant in accordance with Section 5 hereof;

               (l) Fails to open the Franchised Restaurant for business as a System Restaurant by the date described in Section 5.9;

               (m) At any time ceases to operate or otherwise abandons the Franchised Restaurant, or loses the right to possession of the premises, or otherwise forfeits the right to do or transact business in the jurisdiction where the Franchised Restaurant is located. This provision will not apply if through no fault of Franchisee, the premises are damaged or destroyed by an event of Force Majeure, provided that Franchisee applies for Franchisor's approval to relocate or reconstruct the premises within thirty (30) days after the event and Franchisee diligently pursues the reconstruction or relocation after Franchisor's approval. Franchisor will not unreasonably withhold its approval to relocate or reconstruct the premises after an event of Force Majeure, but Franchisor may condition its approval upon Franchisee's payment of an agreed minimum fee to Franchisor during the period in which the Franchised Restaurant is not in operation;

               (n) Or any of Franchisee's Principals fails to comply with the in-term covenants in Section 9.5 or if Franchisee fails to obtain execution of the covenants and related agreements required under
          Section 9.8 within thirty (30) days after being requested to do so by Franchisor;

               (o) Misuses or makes any unauthorized use of the Proprietary Marks or otherwise materially impairs the goodwill associated therewith or Franchisor's rights therein and Franchisee fails to cure that default within twenty-four (24) hours after notice from Franchisor;


               (p) Or Franchisee's Principals engage in any act, conduct, or practice which Franchisor, in its sole judgment, deems to be deceptive, misleading, unethical or otherwise contrary to or in conflict with the reputation and image of the System; or

               (q) Fails to cure any default of which it has been given prior notices on two (2) occasions.

          13.3.3 Termination with Ten Day Notice. Franchisee shall have ten (10) days after its receipt from Franchisor of a written notice to remedy Franchisee's failure, refusal, or neglect to pay promptly any monies due under this Agreement or to submit the financial information or other reports required by Franchisor under this Agreement. If such default is not cured within that time, this Agreement shall terminate without further notice to Franchisee effective immediately upon the expiration of the ten (10) day period.

          13.3.4 Termination with Thirty Day Notice. Except as otherwise provided in this Section 13, Franchisee shall have thirty (30) days after its receipt from Franchisor of a written notice within which to remedy any default of the terms of this Agreement and the attachments hereunder and provide evidence thereof to Franchisor. If any such default is not cured within that time, this Agreement shall terminate without further notice to Franchisee effective immediately upon the expiration of the thirty (30) day period.

     13.4 Obligations upon Termination or Expiration. Upon termination or expiration of this Agreement for any reason, all rights of Franchisee under this Agreement will immediately terminate and Franchisee will have the following duties which will survive termination of this Agreement:

          (a) Amounts Due. Franchisee will promptly pay to Franchisor and its affiliates all sums due under this Agreement and any other agreements, including, without limitation, all damages, costs, expenses, and reasonable attorneys' fees incurred by Franchisor by reason of default on the part of Franchisee, whether or not the expenses occur before or after the termination or expiration of this Agreement;

          (b) Franchised Restaurant. Franchisee will immediately cease to operate the Franchised Restaurant and cease to use the Proprietary Marks, the Animated Entertainment, the System, and the Operational Policies in any manner including any advertising, equipment, format, confidential methods, procedures and techniques associated with the Franchised Restaurant, the Proprietary Marks, the Animated Entertainment, the System, and the Operational Policies, and shall not thereafter hold itself out as a former franchisee of Franchisor;

          (c) Operational Policies. Franchisee shall immediately return all manuals, including the Operational Policies, records, files, instructions, correspondence, all materials related to operating the Franchised Restaurant, and shall retain no copy or record of any of the foregoing, excepting only Franchisee's copy of this Agreement and of any correspondence between the parties, and any other documents which Franchisee and Franchisee's Principals reasonably need for compliance with any provision of law;

          (d) Proprietary Marks. Franchisee will immediately cease to use in any manner whatsoever, any Proprietary Marks and distinctive trade dress, forms, slogans, signs, symbols, devices, or animated character costumes associated with the System;

          (e) Assumed Name. Franchisee shall take such action as may be necessary to cancel any assumed name or equivalent registration which contains any of the Proprietary Marks, and Franchisee and Franchisee's Principals shall furnish Franchisor with evidence satisfactory to Franchisor of compliance with this obligation within thirty (30) days after termination or expiration of this Agreement; and

          (f) Payments. Franchisee and Franchisee's Principals will promptly pay all sums owing to Franchisor and its affiliates, including all damages, costs, and expenses, including reasonable attorneys' fees, incurred by Franchisor as a result of any default by Franchisee. Until those amounts are paid in full, the obligation to pay them will give rise to and remain a lien in favor of Franchisor against all of the personal property, furnishings, equipment, signs, fixtures, and inventory owned by Franchisee and on the premises of the Franchised Restaurant at the time of default.

               In addition, Franchisee and Franchisee's Principals will pay to Franchisor all damages, costs, and expenses, including reasonable attorneys' fees, incurred by Franchisor in connection with obtaining any remedy available to Franchisor for any violation of this Agreement and subsequent to the termination or expiration of this Agreement in obtaining injunctive or other relief for the enforcement of any provisions of this Section13.4.

          (g) Confidentiality and Non-Competition. Franchisee and Franchisee's Principals will comply with the non-competition covenants and the restrictions on confidential information contained in Sections9.6 and 10.1 of this Agreement. Any other person required to execute similar covenants pursuant to Sections9.8 and 10.1 will also comply with those covenants.

          (h) Leases. If Franchisee leases the Franchised Restaurant premises or leases any equipment used in the operation of the Franchised Restaurant from a third party, then Franchisee will, at Franchisor's option, assign to Franchisor any interest that Franchisee has in the lease or sublease.
     Franchisor may exercise this option at any time within thirty (30) days from and including either the date of termination or (subject to any existing right to renew) expiration of this Agreement. The time for closing on the assignment of the lease described in this Section13.4(h) will be on the date of or no later than ten (10) days after Franchisor's exercise of its option hereunder unless Franchisor is also exercising its purchase options under Section13.4(i), in which case the date of the closing will be on the same closing date prescribed for the purchase option. In any event, closing will take place at Franchisor's corporate offices or at such other location Franchisor may designate.

          (i) Purchase Options. Except as provided in Section13.4(h) (with respect to leased equipment), Franchisor will have the option, to be exercised within thirty (30) days from and including either the date of termination or expiration of this Agreement (unless appraisals are needed as described below, in which case such option shall be exercised within thirty (30) days after such appraisals are provided), to purchase from Franchisee any or all of the furnishings, equipment, signs, fixtures, motor vehicles, supplies, and inventory of Franchisee related to the operation of the Franchised Restaurant, at Franchisee's cost or fair market value, whichever is less. Franchisor will purchase Franchisee's assets only and will assume no liabilities whatsoever, unless otherwise agreed to in writing by the parties. If the parties cannot agree on the fair market value within thirty (30) days after Franchisor's exercise of its option, fair market value will be determined by two appraisers, with each party selecting one appraiser, and the average of their determinations will be binding. In the event of such appraisal, each party will bear its own legal and other costs and will split the appraisal fees equally. Within thirty
     (30) days after Franchisor's receipt of such appraisal, the parties agreement as to fair market value or Franchisor's receipt of such information and materials from Franchisee as Franchisor may prescribe evidencing Franchisee's cost, as applicable, Franchisor shall have the right to rescind its exercise of such option. If Franchisor elects to exercise any option to purchase herein provided, it will have the right to set off all amounts due from Franchisee to Franchisor or any of its affiliates (including any costs for the appraisal) and any costs incurred in connection with any escrow arrangement (including reasonable legal fees) against any payment therefor and will pay the remaining amount in cash.

               With respect to the option described in this Section13.4(i) Franchisee will deliver to Franchisor, in a form satisfactory to
     Franchisor, such warranties, deeds, releases of lien, bills of sale, assignments, and any other documents and instruments necessary in order to perfect Franchisor's title and possession in and to the properties being purchased or assigned and to meet the requirements of all tax and government authorities. If, at the time of closing, Franchisee has not obtained all of these certificates and other documents, Franchisor may, in its sole discretion, place the purchase price or rent in escrow pending issuance of any required certificates or documents.

               The time for closing of the purchase and sale of the properties described in this Section13.4(i) will be a date not later than sixty (60) days after the purchase price is determined by the parties or the determination of the appraisers, or such date Franchisor receives and obtains all necessary permits and approvals, whichever is later, unless the parties mutually agree to designate another date. Closing will take place at Franchisor's corporate offices or at such other location as Franchisor may designate.

          (j) Modification of Premises. If Franchisor does not elect to exercise the options under Sections13.4(h) or 13.4(i) as applicable, to acquire the lease or sublease for the Franchised Restaurant premises, then Franchisee will make all modifications or alterations to the Franchised Restaurant premises that are necessary to distinguish the appearance of the Franchised Restaurant from that of other System Restaurants and will make any specific additional changes that Franchisor reasonably requests. If Franchisee fails or refuses to comply with the requirements of this Section13.4(j), then Franchisor may enter upon the premises of the Franchised Restaurant, without being guilty of trespass or any other crime or tort, to make or cause to be made the changes required, at the expense of Franchisee, which expense Franchisee agrees to pay upon demand.

          (k) Assignments. If requested by Franchisor, Franchisee will (at Franchisee's expense) assign to Franchisor all rights to the: (i) telephone numbers of the Franchised Restaurant and any related Yellow Pages or other business listings; and (ii) all e-mail addresses, URLs, domain names, Internet listings, and Internet accounts related to the Franchised Restaurant. Franchisee will execute all forms and documents required by Franchisor, by any telephone company, or by any Internet service provider at any time to transfer those services and numbers to Franchisor. In addition to any forms and documents which may have been executed by Franchisee hereunder, Franchisee hereby appoints Franchisor its true and lawful agent and attorney-in-fact with full power and authority for the sole purpose of taking such action as is necessary to complete these assignments. This power of attorney will survive the expiration or termination of this Agreement. Franchisee will thereafter use different telephone numbers and e-mail addresses or listings at or in connection with any subsequent business conducted by Franchisee.

          (l) Cease to Use and Cease to Operate. For purposes of the Section 13.4, "cease to use" as referring to the Proprietary Marks, Animated Entertainment, System, Operational Policies, and distinctive trade dress, forms, slogans, signs, symbols and devices or animated character costumes associated with the System, shall include without limitation, refraining from deriving any economic benefit therefrom or displaying to the public and, at Franchisor's option and as applicable, destroying or relinquishing and delivering to Franchisor or its designee title and possession of the Animated Entertainment, all items bearing the Proprietary Marks, the Operational Policies and all embodiments thereof, and any distinctive trade dress, forms, slogans, signs, symbols, devices, or animated character costumes associated with the System. "Cease to Operate" as referring to the Franchised Restaurant shall include, without limitation, refraining from offering or selling any goods or services therefrom.

14.  REMEDIES

     14.1 Remedies. Upon the occurrence of an uncured breach, Franchisor may exercise one or more of the following remedies or such other remedies as may be available at law or in equity:

          14.1.1 Cure. Franchisor, at Franchisor's discretion and without obligation, may cure such breach at Franchisee's expense and, in connection therewith, Franchisee (i) hereby grants to Franchisor all rights and powers necessary or appropriate to accomplish such cure; (ii) shall indemnify and hold the Indemnitees harmless from and against all costs, expenses (including reasonable fees of counsel and other engaged professionals), liabilities, claims, demands and causes of action (including actions of third parties) incurred by or alleged against any Indemnitee in connection with Franchisor's cure; and (iii) shall reimburse or pay such costs or damages within ten (10) days of receipt of Franchisor's invoice therefor; or

          14.1.2 Specific Enforcement. Franchisor may, in addition to pursuing any other remedies, specifically enforce Franchisee's and Franchisee's Principal's obligations, covenants and agreements or obtain injunctive or other equitable relief in connection with the violation or anticipated violation of such obligations, covenants and agreements without the necessity of showing
(i) actual or threatened harm;  (ii) the inadequacy  of damages as a remedy;  or
(iii) likelihood of success on the merits, and without being required to furnish bond or other security. Nothing in this Agreement shall impair Franchisor's right to obtain equitable relief.

15.  DISPUTE RESOLUTION


     15.1 Mediation. Except for infringement of Proprietary Marks, Animated Entertainment or other violation of Franchisor's intellectual property rights, regarding which Franchisor may apply for emergency, special, or injunctive relief, both Franchisor and Franchisee will attempt in good faith to settle any dispute related to the execution of or performance under this Agreement and the operation of the Franchised Restaurant. If Franchisor and Franchisee are unable to do so, they hereby agree to submit to non-binding mediation prior to bringing such claim, controversy or dispute in a court. The mediation shall be conducted through either an individual mediator or a mediator appointed by a mediation services organization or body, experienced in the mediation of food service business disputes, as agreed upon by Franchisor and Franchisee. The costs and expenses of mediation, including compensation of the mediator, shall be borne by the parties equally. If the parties are unable to resolve the claim, controversy or dispute within ninety (90) days after the mediator has been appointed, unless such time period is extended by written agreement of the parties, then either party may bring a legal proceeding under the following Sections, 15.2 through 15.4, to resolve such claim.

     15.2 Applicable Law. Franchisor and Franchisee agree that this Agreement shall be governed by, construed and enforced in accordance with the laws of the State of Texas without regard to its conflicts of laws provisions.

     15.3 Jurisdiction and Venue. FRANCHISOR AND FRANCHISEE HEREBY IRREVOCABLY SUBMIT THEMSELVES TO THE JURISDICTION OF THE STATE COURTS OF DALLAS COUNTY, TEXAS AND THE FEDERAL DISTRICT COURT FOR THE NORTHERN DISTRICT OF TEXAS, DALLAS DIVISION. FRANCHISEE AND FRANCHISEE'S PRINCIPALS FURTHER AGREE THAT VENUE FOR ANY PROCEEDING RELATING TO OR ARISING OUT OF THIS AGREEMENT WILL BE DALLAS COUNTY, TEXAS; PROVIDED, HOWEVER THAT WITH RESPECT TO ANY ACTION (I) FOR MONIES OWED, (II) FOR INJUNCTIVE OR OTHER EXTRAORDINARY RELIEF, (III) INVOLVING OWNERSHIP OR USE OF THE PROPRIETARY MARKS OR THE ANIMATED ENTERTAINMENT, OR (IV) INVOLVING POSSESSION OR DISPOSITION OF, OR OTHER RELIEF RELATING TO THE PREMISES OF THE FRANCHISED RESTAURANT, FRANCHISOR MAY BRING SUCH ACTION IN ANY STATE OR FEDERAL DISTRICT COURT WHICH HAS JURISDICTION.

     15.4 Mutual Benefit. FRANCHISEE, FRANCHISEE'S PRINCIPALS AND FRANCHISOR ACKNOWLEDGE THAT THE PARTIES' AGREEMENT REGARDING APPLICABLE STATE LAW AND FORUM IN SECTIONS 15.2 AND 15.3 PROVIDES THE PARTIES WITH THE MUTUAL BENEFIT OF UNIFORM INTERPRETATION OF THIS AGREEMENT AND ANY DISPUTE ARISING OUT OF THIS AGREEMENT OR THE PARTIES' RELATIONSHIP CREATED BY THIS AGREEMENT. FRANCHISEE, FRANCHISEE'S PRINCIPALS AND FRANCHISOR FURTHER ACKNOWLEDGE THE RECEIPT AND SUFFICIENCY OF MUTUAL CONSIDERATION FOR THAT BENEFIT.

16.  MISCELLANEOUS

     16.1 Independent Contractors. In performing this Agreement, the parties specifically agree that Franchisor and Franchisee's relationship is and always will be solely that of independent contractors. Neither Franchisor or Franchisee shall not represent itself or permit any of its employees, agents, servants, or representatives to represent itself as an employee, agent, servant, or joint venturer of the other. Neither party shall have no right to and shall not attempt to enter into contracts or commitments in the name of or on behalf of the other in any respect whatsoever.

     16.2 Entire Agreement. This Agreement and the attachments hereto constitute the entire agreement between Franchisor, Franchisee and Franchisee's Principals concerning the subject matter hereof. All prior agreements, discussions, representations, warranties and covenants are merged herein. THERE ARE NO
WARRANTIES, REPRESENTATIONS, COVENANTS OR AGREEMENTS, EXPRESS OR IMPLIED, BETWEEN THE PARTIES EXCEPT THOSE EXPRESSLY SET FORTH IN THIS AGREEMENT. Except those permitted to be made unilaterally by Franchisor, any amendments or modifications of this Agreement shall be in writing and executed by Franchisor and Franchisee.

     16.3 Judgment; Discretion. FRANCHISEE AND FRANCHISOR ACKNOWLEDGE THAT VARIOUS PROVISIONS OF THIS AGREEMENT SPECIFY CERTAIN MATTERS THAT ARE WITHIN THE DISCRETION OR JUDGMENT OF FRANCHISOR OR ARE OTHERWISE TO BE DETERMINED UNILATERALLY BY FRANCHISOR. IF THE EXERCISE OF FRANCHISOR'S DISCRETION OR JUDGMENT AS TO ANY SUCH MATTER IS SUBSEQUENTLY CHALLENGED, THE PARTIES TO THIS AGREEMENT EXPRESSLY DIRECT THE TRIER OF FACT THAT FRANCHISOR'S RELIANCE ON A BUSINESS REASON IN THE EXERCISE OF ITS DISCRETION OR JUDGMENT IS TO BE VIEWED AS A REASONABLE AND PROPER EXERCISE OF SUCH DISCRETION OR JUDGMENT, WITHOUT REGARD TO WHETHER OTHER REASONS FOR ITS DECISION MAY EXIST, WITHOUT REGARD TO WHETHER THE TRIER OF FACT WOULD INDEPENDENTLY ACCORD THE SAME WEIGHT TO THE BUSINESS REASONS, AND WITHOUT REGARD TO WHETHER SUCH DISCRETION OR JUDGMENT IS EXERCISED IN THE BEST INTERESTS OF FRANCHISEE.

     16.4 No Waiver. Either party's failure to exercise any right or remedy or to enforce any obligation, covenant or agreement herein shall not constitute a waiver by, or estoppel of, such party's right to enforce strict compliance with any such obligation, covenant or agreement. No custom or practice shall modify or amend this Agreement. Either party's waiver of, or failure or inability to enforce, any right or remedy shall not impair such party's rights or remedies with respect to subsequent default of the same, similar or different nature. Acceptance of any payment shall not waive any default.

     16.5 Severability. If all or any portion of any covenant contained herein are held unreasonable or unenforceable by a court or agency having valid jurisdiction in an unappealed final decision to which Franchisor is a party, Franchisee and Franchisee's Principals expressly agree to be bound by any lesser covenant subsumed within the terms of the covenant that imposes the maximum duty permitted by law, as if the resulting covenant were separately stated in and made a part of this Agreement. Notwithstanding the above, should any term, covenant or provision hereof, or the application thereof, be determined by a valid, final, non-appealable order to be invalid or unenforceable, the remaining terms, covenants or provisions hereof shall continue in full force and effect without regard to the invalid or unenforceable provision. In such event such term, covenant or provision shall be deemed modified to impose the maximum duty permitted by law and such term, covenant or provision shall be valid and enforceable in such modified form as if separately stated in and made a part of this Agreement. Notwithstanding the foregoing, if any term hereof is so determined to be invalid or unenforceable and such determination adversely affects, in Franchisor's reasonable judgment, Franchisor's ability to preserve its rights in, or the goodwill underlying, the Proprietary Marks, the Animated Entertainment, the System and/or the Confidential Information, or materially effects Franchisor's other rights hereunder, Franchisor may terminate this Agreement upon notice to Franchisee.

     16.6 Notice. All notices required or desired to be given hereunder shall be in writing and shall be sent by personal delivery, expedited delivery service, return receipt requested or facsimile to the following addresses or such other addresses as designated by Franchisor or Franchisee in writing pursuant to this
Section:

         Notices to Franchisor:     Director of Franchise
                                    CEC Entertainment, Inc.
                                    4441 W. Airport Freeway
                                    Irving, Texas 75062
                                    Tel. (972) 258-8507
                                    Fax.(972) 258-5528

         Notices to Franchisee:     ______________________
                                    ______________________
                                    ______________________
                                    ______________________
                                    Tel. (___) ___________
                                    Fax. (___) ___________

     Notices posted by personal delivery or given by facsimile shall be deemed given upon receipt. Notice to Franchisee shall constitute notice to Franchisee's Principals.

     16.7 Counterparts. This Agreement may be executed in any number of counterparts each of which when so executed shall be an original, but all of which together shall constitute one (1) and the same instrument.

     16.8 Headings. The section headings in this Agreement are for convenient reference only and shall be given no substantive or interpretive effect.

     16.9 Further Assurances. Franchisor and Franchisee shall execute and deliver any and all additional papers, documents, and other assurances and shall do any and all acts and things reasonably necessary in connection with the performance of their obligations hereunder and to carry out the intent of the parties hereto.

     16.10 Compliance with Laws. Franchisee agrees to comply at its sole expense with all laws and regulations applicable to this Agreement and the operation of the Franchised Restaurant. Copies of all inspection reports, warnings, certificates and ratings, issued by any governmental entity during the term of this Agreement in connection with the conduct of the Franchised Restaurant which indicate Franchisee's failure to meet or maintain the highest governmental standards (such as, without limitation, a Grade A sanitation rating or its equivalent) or less than full compliance by Franchisee with any applicable law, rule or regulation, shall be forwarded to Franchisor by Franchisee within five
(5) days of Franchisee's receipt thereof.

17.  ACKNOWLEDGMENTS

     17.1 Independent Investigation. Franchisee acknowledges that it has conducted an independent investigation of the business venture contemplated by this Agreement and recognizes that the success of this business venture involves substantial business risks and will largely depend upon the ability of Franchisee. Franchisor expressly disclaims making, and Franchisee acknowledges that it has not received or relied on, any warranty or guaranty, express or implied, as to the potential volume, profits or success of the business venture contemplated by this Agreement.

                                  Franchisee's Principals Initials _____________

     17.2 Opportunity to Assess Risks. Franchisee acknowledges that Franchisee has received, read, and understands this Agreement and the related Attachments and agreements and that Franchisor has afforded Franchisee sufficient time and opportunity to consult with advisors selected by Franchisee about the potential benefits and risks entering into this Agreement.

                                  Franchisee's Principals Initials _____________

     17.3 Receipt of Disclosure Document. Franchisee acknowledges that it received a complete copy of this Agreement and all related attachments and agreements at least five business days before the date on which this Agreement was executed. Franchisee further acknowledges that it has received the disclosure document required by the Trade Regulation Rule of the Federal Trade
Commission entitled "Disclosure Requirements and Prohibitions Concerning Franchising and Business Opportunity Ventures" at least ten (10) business days before the date of on which this Agreement was executed.

                                  Franchisee's Principals Initials _____________

     17.4 No Extraneous Promises. Franchisee confirms and acknowledges that no written or oral agreements, promises, commitments, undertakings or understandings were made to or with Franchisee that are not expressly set forth in this Agreement and any duly executed amendment or addendum attached to this Agreement.

                                  Franchisee's Principals Initials _____________

     17.5 No Extraneous Inducements. Franchisee confirms and acknowledges that no representation, warranty, guaranty or promise other than those expressly set forth in this Agreement and in the disclosure document described in Section 17.3 was made by Franchisor or any other person to induce Franchisee to sign this Agreement. Franchisee recognizes that neither Franchisor nor any other party can guarantee Franchisee's business success or state the exact costs of opening and operating the Franchised Restaurant, and that such success and costs will depend primarily upon Franchisee's own efforts and business ability. Franchisee also recognizes that any new business venture is speculative.

                                  Franchisee's Principals Initials _____________

     17.6 Commercial Relationship. Franchisee acknowledges that this Agreement creates an arm's length commercial relationship that cannot and will not be transformed into a fiduciary or other "special" relationship by course of dealing, by any special indulgences or benefits that Franchisor bestows on Franchisee, or by inference from a party's conduct.

                                  Franchisee's Principals Initials _____________


     17.7 Compliance with Anti-Corruption and Anti-Money Laundering Laws. Franchisee represents, covenants and warrants to Franchisor that, to the best of its knowledge, neither it nor any owner or managerial employee thereof is identified, either by name or an alias, pseudonym or nickname, on the lists of "Specially Designated Nationals" or "Blocked Persons" maintained by the U.S. Treasury Department's Office of Foreign Assets Control (texts currently available at www.treas.gov/offices/enforcement/ofac/). Further, Franchisee represents, covenants and warrants that, to the best of its knowledge, it has not violated and agrees that it will not violate any law (in effect now or which may become effective in the future) prohibiting corrupt business practices, money laundering or the aid or support of persons or entities who conspire to commit acts of terror against any person or government, including acts prohibited by the U.S. Patriot Act, Public Law No. 107-56 (text currently available at http://www.epic.org/privacy/terrorism/hr3162.html), U.S. Executive
Order         13244         (text         currently         available         at
http://treas.gov/offices/enforcement/ofac/ sanctions/terrorism.html), or similar law. The foregoing constitute continuing representations and warranties, and Franchisee shall notify Franchisor immediately in writing of the occurrence of any event or the development of any circumstance that might render the foregoing representation and warranty false, inaccurate or misleading.

                                  Franchisee's Principals Initials _____________

     17.8 No Claims. Franchisee and Franchisee's Principals represent, covenant and warrant to Franchisor that, to the best of their knowledge, neither they nor an affiliate of either hold or are due, as applicable, any claims, debts, liabilities, demands, obligations, expenses, actions, or causes of action of any nature, character or description related to this Agreement against Franchisor, and its affiliates and each of their respective successors, partners and the partners, shareholders, representatives, assigns, agents, servants, employees, independent contractors, officers and directors of each of them, in their corporate and individual capacities.

                                  Franchisee's Principals Initials _____________



                     [Signatures appear on following pages]

     IN WITNESS WHEREOF, the parties hereto have fully executed, sealed and delivered this Agreement in duplicate on the day and year first above written.


FRANCHISOR:
CEC ENTERTAINMENT, INC.


By:      ____________________
Name:    ____________________
Title:   ____________________


STATE OF TEXAS

COUNTY OF DALLAS

     Before me personally appeared ____________________ who, after being duly sworn, says that he is the ____________________ of CEC Entertainment, Inc., a corporation, organized and existing under the laws of Kansas, and that he has authority to execute under oath and has so executed the above Agreement for and on behalf of such corporation for such purposes therein contained.

     WITNESS my hand and official seal this _____ day of ________, 20__.


                                       ____________________________
(SEAL)                                 Notary Public

FRANCHISEE:
________________________


By:      ____________________
Name:    ____________________
Title:   ____________________

STATE OF ________________

COUNTY OF ______________

     Before me personally appeared ________________ who, after being duly sworn, says that he is the ________ of ________________, a (corporation) (partnership), organized and existing under the laws of ________, and that he has authority to execute under oath and has so executed the above Agreement for and on behalf of such corporation for the purposes therein contained.

     WITNESS my hand and official seal this ___ day of  __________________,20__.


                                       ____________________________
(SEAL)                                 Notary Public

                                  SCHEDULE 1.14

                        STATEMENT OF OWNERSHIP INTERESTS
                           AND FRANCHISEE'S PRINCIPALS

     A. The following is a list of stockholders, partners or other investors in Franchisee, including all investors who own or hold a direct or indirect interest in Franchisee, and a description of the nature of their interest. All such individuals and entities shall be deemed to be "Franchisee's Principals" described in and designated pursuant to the Franchise Agreement, each of whom will execute the Agreement and Guaranty of Franchiser's Principals:

Name                                  Percentage of Ownership/Nature of Interest

______________________                __________________________________________
______________________                __________________________________________








     B. The following is a list of all other of "Franchisee's Principals" not described in "A", above, described in and designated pursuant to the Franchise Agreement, each of whom will execute the Agreement and Guaranty of Franchisee's Principals.

                                  ATTACHMENT A

                            AGREEMENT AND GUARANTY OF
                             FRANCHISEE'S PRINCIPALS

Each of the undersigned acknowledges and agrees as follows:

     (1) Each has read the terms and conditions of the Franchise Agreement and acknowledges that the execution of this Guaranty and the undertakings of the Franchisee's Principals in the Franchise Agreement are in partial consideration for, and a condition to, the granting of the franchise, and that Franchisor would not have granted the franchise without the execution of this Guaranty and the other undertakings by each of the undersigned;

     (2) Each is included in the term "Franchisee's Principals";

     (3) Each individually, jointly, and severally, makes all of the covenants, representations, warranties and agreements of Franchisee's Principals set forth in the Franchise Agreement and is obligated to perform thereunder; and

     (4) Each individually, jointly and severally, unconditionally, and irrevocably guarantees to Franchisor and its successors and assigns that all of Franchisee's obligations under the Franchise Agreement will be punctually paid and performed. Upon default by Franchisee or upon notice from Franchisor, each will immediately make each payment and perform each obligation required of Franchisee under the Franchise Agreement.

     (5) Without affecting the obligations of any of Franchisee's Principals under this Guaranty, Franchisor may, without notice to the Franchisee's Principals, waive, renew, extend, modify, amend, or release any indebtedness or obligation of Franchisee or settle, adjust, or compromise any claims that Franchisor may have against Franchisee.

     (6) Each of the Franchisee's Principals waives all demands and notices of every kind with respect to the enforcement of this Guaranty, including notices of presentment, demand for payment or performance by Franchisee, any default by Franchisee or any guarantor, and any release of any guarantor or other security for this Guaranty or the obligations of Franchisee.

     (7) Franchisor may pursue its rights against any of Franchisee's Principals without first exhausting its remedies against Franchisee and without joining any other guarantor and no delay on the part of Franchisor in the exercise of any right or remedy will operate as a waiver of the right or remedy, and no single or partial exercise by Franchisor of any right or remedy will preclude the further exercise of that or any other right or remedy.

     (8) Upon receipt by Franchisor of notice of the death of any of Franchisee's Principals, the estate of the deceased will be bound by the foregoing Guaranty, but only for defaults and obligations under the Franchise Agreement existing at the time of death, and in that event, the obligations of the remaining Franchisee's Principals will continue in full force and effect.


ATTEST:  FRANCHISEE'S PRINCIPALS


                                    Name:   ____________________
                                            ____________________


                                    Name:   ____________________
                                            ____________________


                                    Name:   ____________________
                                            ____________________


STATE OF ________________

COUNTY OF ______________

     Before me personally appeared the following persons: ________, ________ and ________ who are known to me to be the persons who executed the foregoing Agreement and Guaranty of Franchisee's Principals and each acknowledged the same to be his or her free act and deed for the purpose s therein contained.

     WITNESS my hand and official seal this ___ day of ___________________,20__.


                                            ____________________________
(SEAL)                                      Notary Public

                                  ATTACHMENT B

                                 GENERAL RELEASE
                      (UPON RENEWAL OF FRANCHISE AGREEMENT)

     THIS GENERAL RELEASE (this "Release") is made and entered into this ___ day of ________, 20__, by ________ ("Franchisee"), and ________ and ________ (the
"Franchisee's Principals").

                                    RECITALS

     WHEREAS, CEC Entertainment, Inc. ("Franchisor") and Franchisee entered into that certain Franchise Agreement dated ________ (the "Franchise Agreement"), for the establishment of a Chuck E. Cheese's located at ________________;

     WHEREAS, the Franchisee's Principals are described in the Franchise Agreement as "Franchisee's Principals" and as such, have among other things, agreed to be bound by certain of the obligations contained in the Franchise Agreement; and

     WHEREAS, Franchisee desires to renew or otherwise extend the term of the Franchise Agreement and the Franchise Agreement provides that as a condition to such renewal, Franchisee and the Franchisee's Principals shall, among other things, execute a general release as contained herein.

     NOW, THEREFORE,  for good and valuable  consideration,  receipt of which is
hereby  acknowledged  by  each  of  the  parties  hereto,   Franchisee  and  the
Franchisee's Principals agree as follows:

                                    AGREEMENT


     1. RELEASE. Franchisee, and each of the Franchisee's Principals, individually and collectively, jointly and severally, do hereby release and forever discharge Franchisor and its affiliates, and each of their respective successors, partners, and the shareholders, partners, representatives, assigns, agents, servants, employees, independent contractors, officers, and directors of each of them, in their corporate and individual capacities ("Designees"), of and from any claims, debts, liabilities, demands, obligations, costs, expenses, actions, and causes of action of every nature, character, and description, known or unknown, vested or contingent, which the Franchisee and the Franchisee's Principals now own or hold, or have at any time heretofore owned or held, or may at any time own or hold against the Franchisor, or each of the respective Designees of the Franchisor, arising under or in connection with any agreement, law, rule, regulation ordinance, or any other context whatsoever, including, without limitation, the Franchise Agreement or the operation of the Chuck E. Cheese's store established thereunder, and any state or federal franchise or business opportunity law; provided, however, that this release shall not serve to terminate any agreement currently effective by an among Franchisee or any or all of the Franchisee's Principals and Franchisor.

     [The parties intend this paragraph 1 to cover, encompass, release, and extinguish all claims and matters that might otherwise be reserved by California Civil Code section 1542, which provides as follows:

     "A general release does not extend to claims which the creditor does not know or suspect to exist in his favor at the time of executing the release, which if known by him must have materially affected the settlement with the debtor."]

     2. AUTHORITY. By executing this Release, the parties represent and warrants that each have the right and authority to enter into and to accept the terms and covenants of this Release, and that no third party has or claims an interest in any claim released hereby.

     3. NO CONFLICTS. Each of the undersigned hereby represents and warrants that its execution of this Release does not violate any other agreement to which it is a party.

     4. MISCELLANEOUS.

        4.1 Counterparts. This Release may be executed simultaneously in two or more counterparts, each of which shall be deemed an original and all of which together shall constitute but one and the same instrument.

        4.2 Opportunity to Review. Franchisee and the Franchisee's Principals represent and warrant that they: (i) have had an opportunity to review this Release; (ii) have had an opportunity to consult with an attorney; and (iii) fully understand the content and legal effect of this Release; and

        4.3 Governing Law. This Release shall be governed by the laws of the State of ________, which laws shall be controlling in the event of any conflict of law.

        4.4 Section Headings. The section headings of this Release are for the convenience of the parties only shall have no force or effect.

        4.5 Severability. The provisions of this release are severable, and, in the event that any of them is held void and unenforceable as a matter of law, the remainder shall continue in full force and effect.


                     [Signatures appear on following pages]

     IN WITNESS WHEREOF, Franchisee and the Franchisee's Principals have executed and delivered this Release.


FRANCHISEE:


By:      ____________________
Name:    ____________________
Title:   ____________________


FRANCHISEE'S PRINCIPALS:



_________________________________      ______________________________________
Name:    ____________________          Name:    ____________________
Date:    ____________________          Date:    ____________________




_________________________________      ______________________________________
Name:    ____________________          Name:    ____________________
Date:    ____________________          Date:    ____________________




_________________________________      ______________________________________
Name:    ____________________          Name:    ____________________
Date:    ____________________          Date:    ____________________

                                 GENERAL RELEASE
                                 (UPON TRANSFER)

     THIS GENERAL RELEASE (this "Release") is made and entered into this ___ day of ________, 20__, by ________ ("Franchisee"), ________ and ________ (the
"Franchisee's Principals").

                                    RECITALS

     WHEREAS, CEC Entertainment, Inc. ("Franchisor") and Franchisee entered into that certain Franchise Agreement (the "Franchise Agreement") for the establishment and operation of a Chuck E. Cheese's restaurant located at ________________;

     WHEREAS, the Franchisee and/or one or more of Franchisee's Principals desire to effect a Transfer, as such term is defined in the Franchise Agreement; and

     WHEREAS, the Franchise Agreement provides, as a condition to Franchisor's approval of such Transfer, Franchisee and Franchisee's Principals shall execute a release of certain claims.

     NOW, THEREFORE,  for good and valuable  consideration,  receipt of which is
hereby  acknowledged  by  each  of  the  parties  hereto,   Franchisee  and  the
Franchisee's Principals agree as follows:

                                    AGREEMENT

     1. RELEASE. Franchisee, each of the Franchisee's Principals, individually and collectively, jointly and severally, do hereby release and forever discharge Franchisor and its affiliates, and each of their respective successors, partners, and the shareholders, partners, representatives, assigns, agents, servants, employees, independent contractors, officers, and directors of each of them, in their corporate and individual capacities ("Designees"), of and from any claims, debts, liabilities, demands, obligations, costs, expenses, actions, and causes of action of every nature, character, and description, known or unknown, vested or contingent ("Claims"), which the Franchisee and the Franchisee's Principals now own or hold, or have at any time heretofore owned or held, or may at any time own or hold against the Franchisor, or each of the respective Designees of the Franchisor, arising under or in connection with any agreement, law, rule, regulation ordinance, or any other context whatsoever, including, without limitation, the Franchise Agreement and any other franchise agreement or the operation of the Chuck E. Cheese's restaurant established thereunder, and any state or federal franchise or business opportunity law; provided, however, that this release shall not serve to terminate any agreement currently effective by an among Franchisee or any or all of the Franchisee's Principals and Franchisor.

     [The parties intend this paragraph 1 to cover, encompass, release, and extinguish all claims and matters that might otherwise be reserved by California Civil Code section 1542, which provides as follows:

     "A general release does not extend to claims which the creditor does not know or suspect to exist in his favor at the time of executing the release, which if known by him must have materially affected the settlement with the debtor."]

     2. AUTHORITY. By executing this Release, the parties represent and warrants that each have the right and authority to enter into and to accept the terms and covenants of this Release, and that no third party has or claims an interest in any claim released hereby.

     3. NO CONFLICTS. Each of the undersigned hereby represents and warrants that its execution of this Release does not violate any other agreement to which it is a party.

     4. MISCELLANEOUS.

        4.1 Counterparts. This Release may be executed simultaneously in two or more counterparts, each of which shall be deemed an original and all of which together shall constitute but one and the same instrument.

        4.2 Opportunity to Review. Franchisee and the Franchisee's Principals represent and warrant that they: (i) have had an opportunity to review this Release; (ii) have had an opportunity to consult with an attorney; and (iii) fully understand the content and legal effect of this Release; and

        4.3 Governing Law. This Release shall be governed by the laws of the State of ________, which laws shall be controlling in the event of any conflict of law.

        4.4 Section Headings. The section headings of this Release are for the convenience of the parties only shall have no force or effect.

        4.5 Severability. The provisions of this release are severable, and, in the event that any of them is held void and unenforceable as a matter of law, the remainder shall continue in full force and effect.

     IN WITNESS WHEREOF, Franchisee, the Franchisee's Principals and the Affiliates have executed and delivered this Release.


FRANCHISEE:


By:      ____________________
Name:    ____________________
Title:   ____________________

FRANCHISEE'S PRINCIPALS:



_________________________________      ______________________________________
Name:    ____________________          Name:    ____________________
Date:    ____________________          Date:    ____________________




_________________________________      ______________________________________
Name:    ____________________          Name:    ____________________
Date:    ____________________          Date:    ____________________




_________________________________      ______________________________________
Name:    ____________________          Name:    ____________________
Date:    ____________________          Date:    ____________________

                                  ATTACHMENT C

                                   LEASE RIDER

     This Lease Rider is made and entered into ________, 20__, by and between CEC Entertainment, Inc., a Kansas corporation ("Franchisor"), ________, a ________ corporation ("Franchisee") and ____________________ ("Landlord").

     WHEREAS, Franchisor and Franchisee are parties to that certain Franchise Agreement dated ________, 20__ ("Franchise Agreement");

     WHEREAS, Franchisee and Landlord desire to enter into a lease (the "Lease") pursuant to which Franchisee will occupy the premises located at ________________ (the "Premises") for a family-oriented pizza restaurant (hereinafter "Restaurant") licensed under the Franchise Agreement; and

     WHEREAS, as a condition to entering into the Lease, the Franchisee is required under the Franchise Agreement to execute this Lease Rider along with the Landlord and Franchisor;

     NOW, THEREFORE, the parties in consideration of the mutual undertakings and commitments of each party to the other party set forth herein and in the Franchise Agreement, mutually agree as follows:

     1. During the term of the Franchise Agreement, the Premises shall be used only for the operation of the Restaurant.

     2. Landlord consents to Franchisee's use of such marks and signs, decor items, color schemes and related components of the Chuck E. Cheese system as Franchisor may prescribe for the Restaurant.

     3. Landlord agrees to furnish Franchisor with copies of any and all letters and notices sent to Franchisee pertaining to the Lease and the Premises, at the same time that such letters and notices are sent to Franchisee.

     4. Franchisor shall have the right to enter the Premises to make any modification or alteration necessary to protect the Chuck E. Cheese system and marks or to cure any default under the Franchise Agreement or any development agreement entered into between Franchisor and Franchisee or under the Lease, without being guilty of trespass or any other crime or tort, and Landlord shall not be responsible for any expenses or damages arising from Franchisor's action in connection therewith.

     5. Franchisee shall not assign the Lease or renew or extend the term thereof without the prior written consent of Franchisor.

     6. Landlord and Franchisee shall not amend or otherwise modify the Lease in any manner that could materially affect any of the foregoing requirements without the prior written consent of Franchisor.

     7. In the event of Franchisee's default under the terms of the Lease, Franchisor may, but is not required, to cure the default and may assume the Lease in Franchisor's name. Within thirty (30) days after Franchisor receives notice of the default, Franchisor will have the option, in its sole discretion, to cure the default and assume the Lease. If Franchisor elects to cure the default and assume the Lease, Franchisor will notify Landlord of its intent to cure such default and to assume the Lease. Franchisor will cure the default within thirty (30) days of such election or, if the default cannot be reasonably cured within such thirty (30) day period, then Franchisor will commence and proceed to cure the default within such time as is reasonably necessary to cure the default. If Franchisor elects to assume the Lease, Landlord agrees to recognize Franchisor as the tenant under the Lease and Franchisee will no longer have any rights thereunder. Landlord shall provide to Franchisor an estoppel certificate confirming that no additional defaults exist and no acts or omissions have occurred which, with the passage of time, would result in default.

     8. Franchisee will be permitted to assign the Lease to Franchisor or its affiliates upon the expiration or earlier termination of the Franchise Agreement and the Landlord hereby consents to such assignment and agrees not to impose or assess any assignment fee or similar charge or accelerate rent under the Lease in connection with such assignment, or require Franchisor to pay any past due rent or other financial obligation of Franchisee to Landlord, it being understood that Landlord will look solely to the Franchisee for any rents or other financial obligations owed to Landlord prior to such assignment. Landlord and Franchisee acknowledge that Franchisor is not a party to the Lease and will have no liability under the Lease, unless and until the Lease is assigned to, or assumed by, Franchisor.

     9. Except for the Franchisee's obligations to Landlord for rents and other financial obligations accrued prior to the assignment of the Lease, in the event of such assignment, Franchisor or any affiliate designated by Franchisor will agree to assume from the date of assignment all obligations of Franchisee remaining under the Lease, and in such event Franchisor or any affiliate will assume Franchisee's occupancy rights, and the right to sublease the Premises, for the remainder of the term of the Lease.

     10. Notwithstanding anything contained in this Lease, Franchisor is expressly authorized, without the consent of the Landlord, to sublet the Premises to an unauthorized franchisee, provided such subletting is specifically subject to the terms of this Lease and further provided Franchisor remains liable for the performance of the terms of this Lease and provided the franchisee expressly assumes all obligations of the Lease. Franchisor agrees to notify Landlord as to the name of the franchisee within ten (10) days after such subletting.

     11. The terms of this Lease Rider will supersede any conflicting terms of the Lease.

     IN WITNESS WHEREOF, the parties hereto have duly executed and delivered this Lease Rider as of the date first above written.


FRANCHISOR:
CEC ENTERTAINMENT, INC.
a Kansas corporation


By:      ____________________
Name:    ____________________
Title:   ____________________


FRANCHISEE:
_____________________________
a ________ (corporation) (partnership)


By:      ____________________
Name:    ____________________
Title:   ____________________


LANDLORD:

_____________________________
a _________ corporation


By:      ____________________
Name:    ____________________
Title:   ____________________

                                  ATTACHMENT D

                        ADVERTISING COOPERATIVE AGREEMENT

     THIS ________ DMA ADVERTISING COOPERATIVE AGREEMENT (hereinafter referred to as "Agreement") is made and entered into this ___ day of ________, 20__, by and between the undersigned franchisees ("Members"), and CEC Entertainment, Inc., a Kansas corporation ("Franchisor") or any of its affiliates to the extent they are operating a Chuck E. Cheese's restaurant ("Franchised Restaurant") as such term is defined in the Franchise Agreement ("Franchise Agreement") located in the ________ Designated Marketing Area, or DMA (as such term is defined in the Franchise Agreement), then Franchisor shall be included in the term "Member" and shall execute this Agreement as a Member, with reference to the following facts:

     WHEREAS, each of the Members is engaged in the operation of a Franchised Restaurant, pursuant to the terms of a Franchise Agreement entered into by and between the Member and the Franchisor;

     WHEREAS, the Franchised Restaurants operated by the Members are located within the ________ DMA ("DMA");

     WHEREAS, the Franchisor is requiring the Members to form a cooperative advertising association (the "Cooperative") for the purpose of advertising and promoting the Franchised Restaurants in the DMA pursuant to specified advertising and promotional activities, and each Member is required to contribute a portion of the Member's Gross Sales (as defined in the Franchise Agreement) to the Cooperative for this purpose;

     WHEREAS, the Members acknowledge and agree that the formation of the Cooperative is in the best interest of the Members and the System (as defined in the Franchise Agreement), and that the formation of the Cooperative by the Members will provide each Member with greater and more effective exposure of the products and services marketed by each Member to the general public than would otherwise be available; and

     THEREFORE,   in  consideration  of  the  mutual  covenants  and  agreements contained herein, Members have agreed as follows:

SECTION 1. ORGANIZATION.

     1.1 Formation. The Members agree that they shall hereby form and participate in the Cooperative for the exclusive purposes of funding and administering regional advertising and promotion programs, and developing, subject to Franchisor's approval, standardized advertising materials for use by the Members in regional advertising.

     1.2 Use of Funds. The Cooperative shall be operated solely as a conduit for funds contributed for the purpose referenced above and as otherwise set forth herein.

SECTION 2. MEMBERSHIP.

     2.1 Establishing Cooperative. Franchisor shall have the right, in its discretion, to designate any geographic area (i.e., DMA) as a region for purposes of establishing a Cooperative and to determine whether a Cooperative is applicable to the Members. Throughout the term of this Agreement, the geographic area encompassed by the DMA shall be subject to change in accordance with the boundaries as established by Nielsen Media Research, Inc. A Cooperative shall be composed of any two or more restaurants, whether such restaurants are operated by Franchisor or franchisees. If a Cooperative has been established for the geographic area in which the Franchised Restaurant is located at the time a System Restaurant (as defined in the Franchise Agreement) commences business hereunder, the operator of such System Restaurant (franchisee, Franchisor (or any of its affiliates) shall immediately become a member of such Cooperative not later than thirty (30) days after the date on which the Cooperative commences operation, as provided below. If the System Restaurant is within the geographic area of more than one Cooperative, the franchisee shall be required to be a member of only one such Cooperative as designated by Franchisor.

     2.2 Termination of Membership. The membership of any Member in the Cooperative shall terminate upon the termination, expiration, or transfer of the Franchise Agreement applicable to the Member's Franchised Restaurant located in the DMA, or in the event the Member's Franchised Restaurant ceases to be located in the DMA due to a change in the geographic area constituting the DMA, at the time of such change. In the event the Member operates more than one System Restaurant located in the DMA, the Member's membership shall terminate upon the termination, expiration, or transfer of all of the Franchise Agreements applicable to such System Restaurants or upon all such System Restaurants ceasing to be located within the DMA; provided, however, that a Member shall not be required to pay a cooperative fee and shall not have any voting rights in the Cooperative with respect to any System Restaurant for which the Franchise Agreement has terminated, expired, or been transferred or which is no longer located in the DMA. Any Member whose membership in the Cooperative has been terminated as provided herein shall have no further rights of membership in the Cooperative.

SECTION 3. CONTRIBUTIONS.

     3.1 Amount of Contributions. Commencing upon the date of this Agreement (or upon the effective date of membership with respect to a new Member) and continuing until the dissolution of the Cooperative or the earlier termination of a Member's membership in the Cooperative, each Member shall pay directly to the Cooperative contributions in such amounts as are determined by the Cooperative; provided, however, that Member shall be required to contribute to the Cooperative at least three percent (3.0%) of the Member's monthly gross sales of each System Restaurant located in the DMA.

     3.2 Payment Date. Each Member shall submit to the Cooperative, no later that the fifteenth (15th) day of each month, for the preceding calendar month, its contribution as provided herein, together with such other statements or reports as may be required by Franchisor or by the Cooperative with Franchisor's prior approval.

     3.3 Overdue Contributions. Any cooperative fee which is not received by the Cooperative on or before the date on which it is due shall be deemed overdue. In addition to the overdue amount, the Member shall pay to the Cooperative interest on such amount from the date it was due until paid at the rate of twelve percent (12%) per annum, provided that in no event shall such interest rate be more than the maximum rate allowed by the applicable law. In addition, each Member agrees to pay all costs and expenses (including reasonable attorneys' fees) incurred by the Cooperative and/or the Franchisor in connection with the recovery of any cooperative fee due hereunder. Except as described below with respect to the dissolution of the Cooperative, no cooperative fee paid by any Member hereunder shall be refundable in whole or in part upon termination of membership in the Cooperative or otherwise.

     3.4 Default. The failure to pay any cooperative fee for any System Restaurant when due hereunder shall constitute a default by the Member and shall result in the suspension of the right of the Member to receive any advertising and promotional materials and services provided by the Cooperative, the suspension of the right to participate in any advertising and marketing activities conducted by the Cooperative and in the suspension of voting rights with respect to the Cooperative.

SECTION 4. GOVERNMENT AND MANAGEMENT.

     4.1 Membership Meetings. The Members shall have at least one regularly scheduled meeting (which may be conducted through a telephonic conference call) during every fiscal year and shall hold additional meetings from time to time as the Members or Franchisor deems necessary to conduct the business of the Cooperative. Such meetings shall be necessary for all matters to be acted on by the Cooperative, including, but not limited to, the funding and administration of regional advertising and promotion programs and developing, subject to Franchisor's approval, standardized advertising materials for use by the Members in regional advertising. Notice of any meeting shall be given to each Member entitled to vote at the meeting.

     The holders of a majority of those votes entitled to be cast shall constitute a quorum at a meeting of Members. Any and all matters to be acted on by the Cooperative shall be determined by the affirmative vote of the majority of votes entitled to be cast at a meeting at which a quorum is present. Any CEC Entertainment, Inc. franchisee who has executed a Franchise Agreement but whose System Restaurant is not yet open for business may attend any meeting of Members, notwithstanding that such franchisee's membership in the Cooperative is not yet effective and the franchisee has no voting privileges.

     4.2 Voting. Each Member shall be entitled to one (1) vote, in person, by written consent, or by proxy, for each System Restaurant operated by the Member that is located in the DMA. The voting rights of any Member shall be automatically suspended upon the failure to pay any cooperative fee when due hereunder and such suspension shall continue until such time as all overdue amounts (including interest, attorneys' fees and other costs and expenses due hereunder) are paid in full. In addition, the voting rights of any Member shall be automatically suspended upon the occurrence of an event of default by the Member under any applicable Franchise Agreement to which such Member is a party. Such suspension shall continue until such default is cured within the time and in the manner specified in the applicable Franchise Agreement. Each Member's obligation to pay cooperative fees hereunder shall continue notwithstanding any suspension of voting rights.

     4.3 General Manager. If Franchisor is a member of the Cooperative it will be the General Manager; otherwise, the Cooperative will elect an individual to serve as General Manager. The Cooperative hereby appoints the General Manager as its true and lawful agent to collect all sums due the Cooperative, maintain and make disbursements from an account established for such sums collected, prepare an operating budget, including an advertising and marketing plan for each fiscal year, expend funds from the Cooperative's account as necessary to conduct advertising and marketing activities for the Cooperative in accordance with standards and specifications set forth by the Franchisor, engage such advertising and marketing personnel (on an independent contractor basis) as the General Manager deems necessary, and conduct the meetings of the Members.

SECTION 5. BOOKS AND RECORDS; REPORTS.

     General Manager shall maintain a comprehensive system of just and true books of account in which shall be entered fully and accurately each and every transaction with respect to the operation of the Fund. Such records, accounts, and books shall be maintained either at the office of the General Manager or at some other location, as the General Manager shall decide, or at such other place as Cooperative and Franchisor shall mutually determine, and each party shall at all reasonable times have access to such records, accounts, and books. Such records, accounts, and books shall be kept on a calendar year basis and on such method of accounting as Cooperative may direct. The books may be audited by a certified public accountant selected by Cooperative at the close of each such year and/or at such other times as Cooperative may direct. The cost of any such audit shall be borne by Cooperative.

SECTION 6. ACT OF COOPERATIVE.

     All matters to be acted on by the Cooperative shall be determined by the General Manager or vote of the Members as described herein. Except as provided herein, no individual Member shall be an agent of the Cooperative for any purpose and no action taken by any individual Member, of whatever nature or kind, shall bind the Cooperative in any manner unless such action is specifically authorized by the Members as described below.

SECTION 7. DISSOLUTION.

     The Cooperative shall exist and operate hereunder until dissolved by the Franchisor. Upon dissolution and after payment of all liabilities of the Cooperative, all funds remaining in the Cooperative's bank account shall be disbursed by the General Manager to the Members on a pro rata basis in accordance with cooperative fees respectively paid by the Members at the time the last cooperative fee was required to be paid hereunder.

SECTION 8. INDEMNIFICATION.

     The Cooperative shall, at all times, indemnify and hold harmless the Franchisor, its designee(s) which administer the System Fund (as defined in the Franchise Agreement), and their respective subsidiaries, affiliates, successors, and assigns, and their respective directors, officers, shareholders, partners, servants, employees, agents, and representatives from and against any and all causes of action, suits, debts, costs, expenses, liabilities, claims, or demands, of whatever nature or kind, in law or in equity, arising out of or in connection with the existence and operation of the Cooperative. In addition, the Cooperative shall, at all times, indemnify and hold harmless any current or former General Manager of the Cooperative from and against any and all causes of action, suits, debts, costs, expenses, liabilities, claims, or demands, of whatever nature or kind, whether known or unknown, in law or in equity, arising because such person is or was an officer of the Cooperative. The Cooperative may additionally indemnify any person covered by the foregoing grant of mandatory indemnification to such further extent as is permitted by law and may indemnify any other person to the fullest extent permitted by law.

SECTION 9. NOTICES.

     Any and all notices required or permitted under this Agreement shall be in writing and shall be personally delivered or mailed by expedited delivery service or certified or registered mail, return receipt requested, first class postage prepaid, or sent by prepaid facsimile or telex to the respective parties at the following addresses unless and until a different address has been designated by written notice to the other party:


If to Franchisor:           If to Cooperative:

Director of  Franchise      International Association of CEC Entertainment, Inc.
CEC Entertainment, Inc.     c/o CEC Entertainment, Inc.
4441 West Airport Freeway   4441 West Airport Freeway
Irving, Texas  75062        Irving, Texas  75062
(214) 258-8507              (214) 258-8507
(214) 258-5528 (Fax)        (214) 258-8845 (Fax)


If to any Member:

The address set forth in the applicable Franchise Agreement

     Any notice shall be deemed to have been given at the time of personal delivery or, in the case of facsimile or telex, upon receipt or, in the case of expedited delivery service or registered or certified mail, three (3) business days after the date and time of mailing.

SECTION 10. MISCELLANEOUS PROVISIONS

     10.1 Relationship with Franchisor. It is understood and agreed by the parties hereto that this Agreement does not constitute the Franchisor as a member of the Cooperative or as a partner, joint venturer, principal or affiliate of the Cooperative for any purpose; provided that the foregoing shall not apply in the event the Franchisor is a Member of the Cooperative as provided in Section 2 above.

     10.2 Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the successors and assigns of the parties hereto, subject to the restrictions on assignment contained herein.

     10.3 Assignment. The rights and obligations of each of the Members under this Agreement are personal and may not be transferred or assigned; provided that the Franchisor, in its capacity as a Member or otherwise, shall have the right to transfer or assign all or any part of its rights or obligations hereunder to any person or legal entity.

     10.4 Waiver and Delay. The failure of the Cooperative or the Franchisor to exercise any right, power, or option of it hereunder, or to insist upon strict compliance with the terms hereof shall not constitute a waiver of any term and/or condition of this Agreement with respect to any other or subsequent breach thereof, nor a waiver of rights at any time thereafter to require exact and strict compliance with the terms and/or conditions set forth herein. The remedies hereunder are cumulative to any other rights or remedies which may be granted by law.

     10.5 Arbitration. Any controversy or claim arising out of or relating to this Agreement, or any breach thereof, including, without limitation, any claim that any of said Agreement, or any part thereof, is invalid, illegal or otherwise voidable or void, shall be submitted to arbitration in accordance with the Commercial Rules of the American Arbitration Association; provided, however, this clause shall not be construed to limit or to preclude either party from bringing any action in any court of competent jurisdiction for injunctive or other provisional relief as is necessary or appropriate. The arbitration shall be conducted in Dallas, Dallas County, Texas, in the United States of America. Any award or determination of the arbitration tribunal shall be final, non-appealable, and conclusive upon the parties, and judgment thereon may be entered by any court of competent jurisdiction.

     10.6 Attorneys' Fees. If any arbitration or other legal action is initiated by either of the parties hereto, the prevailing party shall be entitled to recover from the other party reasonable attorneys' fees in addition to any other relief that may be awarded.

     10.7 Titles for Convenience. Titles used in this Agreement are for convenience only and shall not be deemed to affect the meaning or construction of any of the terms, provisions, covenants, or conditions of this Agreement.

     10.8 Choice of Law and Forum. All disputes concerning the validity, interpretation, or performance of this Agreement and any of its terms or provisions, or any rights or obligations of the parties hereto, shall be governed by and resolved in accordance with the laws of the State of Texas, and be resolved in the courts located within Dallas, Dallas County, Texas.

     10.9 Severability. Nothing contained in this Agreement shall be construed as requiring the commission of any act contrary to law. Whenever there is any conflict between any provision of this Agreement and any present or future statute, law, ordinance or regulation contrary to which the parties have no legal right to contract, the latter shall prevail, but in such event the provision(s) of this Agreement thus affected shall be curtailed and limited only to the extent necessary to bring it within the requirements of the law. In the event that any part, article, paragraph, sentence or clause of this Agreement shall be held to be indefinite, invalid or otherwise unenforceable, the indefinite, invalid or unenforceable provision(s) shall be deemed deleted, and the remaining part of the Agreement shall continue in full force and effect. If any tribunal or court of competent jurisdiction deems any provision(s) hereof unenforceable, such provision(s) shall be modified only to the extent necessary to render it enforceable and this Agreement shall be valid and enforceable and the parties hereto agree to be bound by and perform same as thus modified.

     10.10 Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

     10.11 Entire Agreement. With the exception of each Franchise Agreement to which the various Members are a party, this Agreement contains all of the terms and conditions agreed upon by the parties hereto with reference to the subject matter hereof. No other agreements, oral or otherwise, shall be deemed to exist or to bind either of the parties hereto, and all prior agreements and understandings are suspended hereby. Except for those amendments and modifications permitted to be made unilaterally by the Franchisor under this Agreement, this Agreement may only be amended or modified pursuant to the written agreement of all Members of the Cooperative, subject to the prior approval of the Franchisor.


                     [Signatures appear on following pages]

MEMBER:
_____________________________
a ________ (corporation) (partnership)

By:      ____________________
Name:    ____________________
Title:   ____________________
Restaurant(s): ______________
Date:    ____________________


APPROVED AND AGREED TO :

FRANCHISOR:
CEC ENTERTAINMENT, INC.

By:      ____________________
Name:    ____________________
Title:   ____________________
Date:    ____________________

                                  ATTACHMENT E

            EMPLOYEE'S CONFIDENTIALITY AND NON-COMPETITION AGREEMENT
           (For Managers, Assistant Managers, Directors of Operations,
                          District Managers and others)

     This Confidentiality and Non-Competition Agreement ("Agreement") is made and entered into this ___ day of ________, 20__, by and between CEC Entertainment, Inc., a Kansas corporation ("Franchisor"), ________ ("Franchisee"), and ________ ("Covenantor").

                                    RECITALS

     WHEREAS, Franchisor and Franchisee have entered into a Franchise Agreement dated ________ (the "Franchise Agreement"), pursuant to which Franchisor has granted Franchisee the right to establish and operate a family-oriented pizza restaurant (the "Franchised Restaurant") and to use the Proprietary Marks and System solely in connection therewith; and

     WHEREAS, Franchisor has provided, or will provide to Franchisee, a confidential operations manual and such other written or printed material to explain the operation of the System and aid in its use (the "Documentation") and certain confidential information, knowledge, and know-how concerning the construction and methods of operation of the Franchised Restaurant relating to the System, including the Documentation, drawing, materials, equipment, techniques, products, recipes, and other data of Franchisor ("Trade Secrets"); and

     WHEREAS, the Proprietary Marks and Trade Secrets provide economic advantages to Franchisor and the Trade Secrets are not generally known to, and are not readily ascertainable by proper means by, Franchisor's competitors who could obtain economic value from knowledge and use of the Trade Secrets; and

     WHEREAS, Covenantor or acknowledges that receipt of and the right to use the Trade Secrets constitutes independent valuable consideration for the representations, promises and covenants made by Covenantor or herein;

     NOW, THEREFORE, in consideration of the mutual covenants and obligations contained herein, the parties agree as follows:

                            Confidentiality Agreement

     1. Franchisor and Franchisee shall disclose to Covenantor some or all of the Trade Secrets. All information and materials, including, without limitation, the Documentation, which Franchisor provides to Franchisee and/or Covenantor shall be deemed confidential Trade Secrets for purposes of this Agreement.

     2. Covenantor shall at all times treat as confidential, and shall not at any time disclose, distribute, copy, duplicate, record, or otherwise reproduce, in whole or in part, or otherwise make available to any person or source or otherwise use in any manner except for the operation of the Franchised Restaurant, the contents of the Trade Secrets without the prior written consent of Franchisor.

     3. Covenantor agrees that any goodwill that may arise from Covenantor's use of the Trade Secrets shall at all times remain the sole and exclusive property of Franchisor and shall inure to the sole benefit of Franchisor.

     4. Covenantor agrees to notify Franchisor and Franchisee promptly in writing of any loss, theft, or unauthorized disclosure or use of any of the Trade Secrets of which Covenantor has knowledge.

     5. Covenantor shall surrender any material containing some or all of the Trade Secrets, including the Documentation, to Franchisee or Franchisor, upon request, or upon termination of employment by Franchisee, or upon conclusion of the use for which such information or material may have been furnished to Covenantor.

                            Covenants Not to Compete

     1. Covenantor specifically acknowledges that, pursuant to Covenantor's employment or association with Franchisee, Covenantor will receive valuable, specialized training and/or confidential information. In consideration for the disclosure of the Trade Secrets, Covenantor covenants that during Covenantor's employment or association with Franchisee, and for one (1) year following the earlier of the expiration, termination or transfer of all of Franchisee's interest in the Franchise Agreement or the termination of Covenantor's association with or employment by Franchisee, except as otherwise approved in writing by Franchisor, Covenantor shall not, either directly or indirectly, for itself, or through, on behalf of, or in conjunction with, any person or legal entity:

          (a) Divert or attempt to divert any business or customer of the Franchised Restaurant to any competitor, by direct or indirect inducement or otherwise, or do or perform, directly or indirectly, any other act injurious or prejudicial to the goodwill associated with the Proprietary Marks, the Animated Entertainment or the System;

          (b) Employ or seek to employ any person who is at that time employed by Franchisor, or by any Licensee of Franchisor (other than Franchisee), or otherwise directly or indirectly induce such person to leave his or her employment; or

          (c) Own, maintain, operate, engage in, be employed by, provide any assistance to, or have any interest in (as owner or otherwise) any business, which operates a restaurant or food service outlet in combination with family entertainment, including without limitation, live entertainment and entertainment in the form or video tapes, video displays or computer controlled animated characters; provided, however, that this provision shall not apply to the operation by Covenantor of any license which may be granted by Franchisor to Covenantor; and provided, further, that this provision shall not apply to any ownership by Covenantor, of less than five percent (5%) of the outstanding equity securities in any publicly-held corporation, and which business is located within the United States and any foreign jurisdiction where Franchisor or its licensees do business (during the term of Covenantor's employment) or within a twenty-five (25)-mile radius from the Franchised Restaurant.

          (d) Covenantor understands and acknowledges that Franchisor will have the right, in its sole discretion, to reduce the scope of any non-competition covenant set forth above, or any portion thereof, without its consent, effective immediately upon notice to Covenantor; and Covenantor agrees that he or she will comply with any covenant as so modified, which will be fully enforceable notwithstanding the provisions of
     Section 4 under the heading entitled "Miscellaneous."

                                  Miscellaneous

     1. Franchisee and Covenantor agree that in the event of a breach of this Agreement, Franchisor and/or Franchisee shall be entitled to enforce the provisions of this Agreement and shall be entitled, in addition to any other remedies which are made available to it at law or in equity, to a temporary and/or permanent injunction and a decree for the specific performance of the terms of this Agreement, without the necessity of showing actual or threatened harm and without being required to furnish a bond or other security.

     2. Covenantor agrees to pay all expenses (including court costs and reasonable attorneys' fees) incurred by Franchisor and Franchisee in enforcing this Agreement.

     3. THIS AGREEMENT SHALL BE INTERPRETED BY AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE LAWS OF ________, WITHOUT REFERENCE TO ________ CHOICE OF LAW PRINCIPLES.

     4. This Agreement contains the entire agreement of the parties regarding the subject matter hereof. This Agreement may be modified only by a duly authorized writing executed by all parties.

     5. Any and all notices required or permitted under this Agreement shall be in writing and shall be personally delivered or mailed by certified mail, return receipt requested, to the respective parties at the following addresses unless and until a different address has been designated by written notice to the other party:

Notices to Franchisor:                              Notices to Franchisee:

Director of  Franchise                              ____________________
CEC Entertainment, Inc.                             ____________________
4441 West Airport Freeway                           ____________________
Irving, Texas  75062                                ____________________
(214) 258-8507                                      (___) ______________
(214) 258-5528 (Fax)                                (___) ______________ (Fax)


Notices to Covenantor:

_________________________
_________________________
_________________________

     Any notice by certified mail shall be deemed to have been given at the date and time of mailing.


     IN WITNESS WHEREOF, the undersigned have entered into this Agreement as witnessed by their signatures below.


FRANCHISOR:                               FRANCHISEE:
CEC ENTERTAINMENT, INC.,                  __________________________,
a Kansas corporation                      a ________ (corporation) (partnership)

By:      ____________________             By:      ____________________
Name:    ____________________             Name:    ____________________
Title:   ____________________             Title:   ____________________


COVENANTOR:

By:      ____________________
Name:    ____________________

                                  ATTACHMENT F

                                RENEWAL AMENDMENT
                                       TO
                               FRANCHISE AGREEMENT

     This Renewal Amendment to Franchise Agreement ("Amendment") is executed and entered into this ___ day of ________, 20__, by and between CEC Entertainment, Inc. a Kansas corporation (as "Franchisor"), and ________________, a ________ corporation (as "Franchisee").

                                    RECITALS

     1. On ________, Franchisor and Franchisee entered into that certain franchise agreement (the "Expiring Franchise Agreement"), pursuant to which Franchisee established and operates Chuck E. Cheese's restaurant located at ________________ (the "Franchised Restaurant");

     2. The Expiring Franchise Agreement provides for an initial term of ___ years and grants Franchisee the conditional right to renew the Expiring Franchise Agreement for ___ consecutive renewal term(s) of ___ years each.

     3. Such renewal is conditioned on, among other things, Franchisee's execution of Franchisor's then-current form of franchise agreement;

     4. Franchisee desires to renew the Expiring Franchise Agreement and Franchisor and Franchisee have, contemporaneous with the execution of this Amendment, executed Franchisor's then-current form of franchise agreement (the "Franchise Agreement"), which supercedes the Expiring Franchise Agreement; and

     5. Franchisor and Franchisee desire to amend the terms of the Franchise Agreement to reflect the renewal conditions contained in the Expiring Franchise Agreement and Franchisee's continued operation of the Franchised Restaurant.

     NOW,  THEREFORE,   Franchisor  and  Franchisee,  in  consideration  of  the
undertakings and commitments set forth herein and in the Franchise Agreement, agree as follows:

     1. Section 1.28 of the Franchise Agreement shall be deleted in its entirety and shall have no force effect and the following shall be substituted in lieu thereof:

          1.28 "Site" means the existing location of the Franchised Restaurant as of the date first above written.

     2. Section 3.1 of the Franchise Agreement shall be deleted in its entirety and shall have no force or effect and the following shall be substituted in lieu thereof:

          3.1 Renewal Fee. Prior to or upon execution of this Agreement Franchisee shall deliver to Franchisor a renewal fee of ________ and no/100 Dollars ($________) in readily available funds (the "Renewal Fee"). The Renewal Fee will be fully earned by Franchisor and non-refundable upon receipt, in consideration for, among other things, Franchisor's administrative expenses and lost or deferred opportunities in entering into this Agreement.

     3. Section 4 of the Franchise Agreement, entitled "Site Selection" shall be amended by the addition of the following Section 4.7, which shall deemed an integral part thereof:

          4.7 Franchisor hereby approves the site described in Section 1.28 hereof as the Site for the Franchised Restaurant, and acknowledges receipt of a fully executed copy of the lease or purchase agreement as described in
     Section 4.4 hereof.

     4. Section 6 of the Franchise Agreement, entitled "Training" shall be amended by the addition of the following Section 6.4, which shall be deemed an integral part thereof:

          6.4 Franchisor and Franchisee acknowledge and agree that Franchisor has provided, and Franchisee's current general manager and technician have attended and completed to Franchisor's satisfaction, initial training conducted by Franchisor and that Franchisor has provided to Franchisee a copy of the Operational Policies. Franchisor shall not charge any additional fee for such training previously provided by Franchisor.

     5. Section 12.1 of the Franchise Agreement shall be deleted in its entirety and shall have no force or effect and the following shall be substituted in lieu thereof:

          12.1 Insurance. For the entire term of this Agreement, Franchisee shall obtain and maintain insurance protecting Franchisee and the Indemnitees against any demand or claim arising or occurring in connection with the operation of the Franchised Restaurant. Such policies shall: (i) be of the types and for the minimum amounts of coverage indicated in the Operational Policies; (ii) contain a waiver of subrogation in favor of Franchisor; (iii) name the Indemnitees as additional insureds; (iv) contain no provision which limits or reduces coverage in the event of a claim by any one (1) or more of the Indemnitees; (v) provide that policy limits shall not be reduced, coverage restricted, canceled, allowed to lapse or otherwise altered or such policy(ies) amended without Franchisor's cosent; and (vi) be obtained from reputable insurance companeis approved by Franchisor and authorized to do business in all jurisdictions in which the Franchised Restaurant is located. Franchiseealso acknowledges and agrees to:

               (a) furnish Franchisor with evidence that Franchisee has obtained the required insurance each year afterwards, and at any other time a carrier or coverage is changed;

               (b) increase the insurance coverage amounts in the amounts indicated by Franchisor upon thirty (30) days prior written notice from Franchisor; and

               (c) reimburse Franchisor for any insurance policies obtained by Franchisor on behalf of Franchisee if Franchisee fails to obtain the insurance required by this Section.

     6. Section 13.1 of the Franchise Agreement shall be deleted in its entirety and shall have no force or effect and the following shall be substituted in lieu thereof:

          13.1 Term. Unless terminated as provided for herein, the term of this Agreement shall expire ________ (___) years thereafter.

     7. That portion of Section 13.2 of the Franchise Agreement prior to Section 13.2(a) shall be deleted in its entirety and shall have no force or effect and the following shall be substituted in lieu thereof:

          13.2 Renewal. Franchisee may, at Franchisee's option, renew this Agreement for ________ (___) additional period(s) of ________ (___) years [each], provided that at the end of the initial term:

     8. All other provisions of the Franchise Agreement are hereby verified and confirmed.


     IN WITNESS WHEREOF, the parties hereto have fully executed, sealed and delivered this Agreement in duplicate on the day and year first above written.

                     [Signatures appear on following pages]

FRANCHISOR:
CEC ENTERTAINMENT, INC.

By:      ____________________
Name:    ____________________
Title:   ____________________

STATE OF TEXAS

COUNTY OF DALLAS

     Before me personally appeared ____________________, who, after being duly sworn, says that he is the ____________________ of CEC Entertainment, Inc., a corporation, organized and existing under the laws of Kansas, and that he has authority to execute under oath and has so executed the above Agreement for and on behalf of such corporation for such purposes therein contained.

     WITNESS my hand and official seal this _____ day of _____________, 20__.

                                       ______________________________
(SEAL)                                 Notary Public

FRANCHISEE:
_____________________________

By:      ____________________
Name:    ____________________
Title:   ____________________

STATE OF ____________________

COUNTY OF ___________________

     Before me personally appeared ____________________, who, after being duly sworn, says that he is the ____________________ of ________________, a
(corporation) (partnership), organized and existing under the laws of ____________________, and that he has authority to execute under oath and has so executed the above Agreement for and on behalf of such (corporation) (partnership) for the purposes therein contained.

     WITNESS my hand and official seal this ___ day of __________________, 20__.

                                       ______________________________
(SEAL)                                 Notary Public